UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

RTI BIOLOGICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RTI BIOLOGICS, INC.

11621 RESEARCH CIRCLE

ALACHUA, FLORIDA 32615

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of RTI Biologics, Inc., to be held on Tuesday, April 20, 2010 at 8:00 a.m., local time, at the Hilton University of Florida Conference Center, 1714 SW 34th Street, Gainesville, Florida 32607.

The notice and proxy statement accompanying this letter contain details of the business to be conducted at the meeting. You are being asked to: (i) elect three directors to serve for a term of three years; and (ii) approve our 2010 Equity Incentive Plan.

At the meeting, we will also report on our affairs and provide a discussion period for questions and comments of general interest to our stockholders.

We look forward to personally greeting those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

Thank you for your cooperation.

Very truly yours,

Brian K. Hutchison

Chairman and Chief Executive Officer

March 19, 2010

RTI BIOLOGICS, INC.

11621 Research Circle

Alachua, Florida 32615

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of RTI Biologics, Inc. will be held on Tuesday, April 20, 2010 at 8:00 a.m., local time, at the Hilton University of Florida Conference Center, 1714 SW 34th Street, Gainesville, Florida 32607, for the following purposes:

(1)	To elect three Class III directors, Brian K. Hutchison, Roy D. Crowninshield and Julianne M. Bowler, to serve on our Board of Directors, consisting of nine members, for a term of three years and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

(2)	To approve the RTI Biologics, Inc. 2010 Equity Incentive Plan; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR each director nominee listed in Item 1 and FOR Item 2.

The above items of business are more fully described in our proxy statement accompanying this notice. We have not received notice of other matters that may be properly presented at the Annual Meeting.

Only stockholders of record at the close of business on March 9, 2010 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, we urge you to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if you mail the proxy in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

This notice and the accompanying proxy statement are sent by order of the Board of Directors.

Thomas F. Rose

Executive Vice President, Chief Financial

Officer and Secretary

Alachua, Florida

March 19, 2010

Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders To Be Held on April 20, 2010

This notice of annual meeting of stockholders and proxy statement, the form of proxy card, along with our annual report on Form 10-K and the 2009 annual report to stockholders, are available free of charge at the following website: www.rtiproxy.com.

PROXY STATEMENT

RTI BIOLOGICS, INC.

11621 Research Circle

Alachua, Florida 32615

PROXY STATEMENT

GENERAL INFORMATION

Policy Solicitation

Our Board of Directors is soliciting proxies for our 2010 Annual Meeting of Stockholders (the “Annual Meeting”), or any adjournment or postponement thereof. The Annual Meeting will be held on Tuesday, April 20, 2010 at 8:00 a.m., local time, at the Hilton University of Florida Conference Center, 1714 SW 34th Street, Gainesville, Florida 32607.

The proxy materials, including this proxy statement, proxy card or voting instruction card and our 2009 Annual Report on Form 10-K are first being distributed to stockholders and made available on our website at www.rtix.com under the headings “Investors/SEC Filings and Reports” on or about March 19, 2010. These materials are also available at www.rtiproxy.com in a manner that does not infringe on the anonymity of the person accessing such website.

Proxies will be solicited chiefly by mail; however, certain of our officers, directors, employees and agents, none of whom will receive additional compensation for their efforts, may solicit proxies by telephone or other personal contact. We will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of our common stock.

Proposals To Be Voted On and The Board’s Voting Recommendations

We are holding the Annual Meeting in order to: (1) to elect three directors for the ensuing three years; and (2) to approve the RTI Biologics, Inc. 2010 Equity Incentive Plan.

Our Board of Directors recommends a vote for each director nominee listed in Item 1 and for Item 2.

Management is not currently aware of any other matters to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on these matters.

Voting

In person. Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

By proxy. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

Shares of our common stock represented by properly executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If any matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of Proxy

You may revoke the authority granted by the execution of a proxy at any time before the effective exercise of the powers conferred by that proxy by: (1) filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or (2) voting in person at the Annual Meeting. Attendance by a stockholder at the Annual Meeting will not itself revoke his or her proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Record Date and Voting Rights

On March 9, 2010, there were outstanding 54,553,062 shares of our common stock, par value $0.001 per share, each of which is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on March 9, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The holders of a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regularity Authority, member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Please note that the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

With respect to Proposal No. 1 (election of directors), each director must be elected by a plurality of the votes cast, meaning that the three nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Withheld votes or broker non-votes will not affect the outcome of the vote.

Proposal No. 2 (approval of the 2010 Equity Incentive Plan) must receive a “FOR” vote by a majority of the shares present or represented and entitled to vote on these proposals at the Annual Meeting to be approved by our stockholders. Abstentions from voting on this proposal will have the practical effect of a vote against this proposal because an abstention results in one less vote for the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Voting Results

We will announce preliminary voting results at the Annual Meeting. Voting results will also be disclosed on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will be available on our website.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with the nominees for one class to be elected at each annual meeting of stockholders, to hold office for a three-year term and until successors of such class have been elected and qualified, subject to their earlier resignation or removal. The terms of the Class III directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Nominating and Governance Committee, the Board of Directors’ nominees for election by the stockholders are the current Class III directors (other than Mr. Simpson), Messrs. Hutchison, Crowninshield and Ms. Bowler. Mr. Simpson, a Class III Director whose term is expiring at the Annual Meeting, notified us on March 16, 2010 of his intention not to stand for re-election at the Annual Meeting due to personal time constraints and other commitments.

If elected at the Annual Meeting, the nominees will serve a three-year term until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to their earlier resignation or removal. It is the intention of the persons named in the accompanying form of proxy to nominate as directors and to vote such proxy for the election of the nominees named below. We are not aware of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may nominate as a substitute.

The Nominating and Governance Committee seeks directors with established strong professional reputations and experience in businesses and other organizations of comparable size to our company and in areas relevant to the strategy and operations of our company’s business. The nominees for director include individuals who hold or have held senior executive positions in organizations operating in industries and end-markets that our company serves and who have experience serving on boards of directors of other companies. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and oversight, leadership development and corporate governance practices and trends.

The Nominating and Governance Committee believes that each of the nominees has other key attributes that are important to an effective board: personal and professional integrity, exceptional ability and judgment, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to service on the Board of Directors and its committees. The Nominating and Governance Committee takes into account diversity considerations in determining the company’s slate and planning for director succession and believes that, as a group, the nominees bring a diverse range of perspectives to the deliberations of the Board of Directors. Each of the nominees, other than Mr. Hutchison, Chief Executive Officer of the company, is also independent of the company and management. We believe the atmosphere of our boards of directors is collegial and that all directors are engaged in their responsibilities. For additional information about our director independence requirements, consideration of director candidates, leadership structure of our boards of directors and other corporate governance matters, see “Corporate Governance—Board of Directors” beginning on page 14 of this proxy statement.

In addition to the above, the Nominating and Governance Committee considered the specific experience described in the biographical details of the nominees that follow in determining to nominate these individuals for election as directors.

Director	Age	Year First Became Director	Business Experience
NOMINEES FOR ELECTION AT THE 2010 ANNUAL MEETING CLASS III (TERM ENDS 2013)

Brian K. Hutchison	50	2001	Mr. Hutchison joined RTI in December 2001 as President and Chief Executive Officer and was elected Chairman of the Board of Directors in December 2002. Since February 2008 his title has been Chairman and Chief Executive Officer. In his role at RTI, Mr. Hutchison oversees all aspects of the company and its affiliates. Mr. Hutchison spent the previous 12 years with Stryker Corporation. His last position at Stryker was Vice President, Worldwide Product Development and Distribution. A native of Muskegon, Mich., Mr. Hutchison earned a bachelor’s degree in business administration from Grand Valley State University in 1981. He also completed the Program for Management Development at Harvard Business School. As the only management representative on our board, Mr. Hutchison provides an insider’s perspective in board discussions about the business and strategic direction of the company and has experience in all aspects of the company’s worldwide business. Mr. Hutchison’s length of service at RTI provides our Board of Directors with detailed knowledge and unique perspective and insights regarding the strategic and operational opportunities and challenges, economic and industry trends, and competitive and financial positioning of our company and its business.

Director	Age	Year First Became Director	Business Experience
Roy D. Crowninshield, Ph.D	61	2008	Dr. Crowninshield joined our Board of Directors upon the closing of our merger with Tutogen Medical, Inc. in February 2008. Dr. Crowninshield was the Chairman of the Board for Tutogen Medical, Inc. from July 2004 to February 2008, and was the Interim Chief Executive Officer from July 2004 to December 2004. Prior to joining Tutogen, Dr. Crowninshield served 21 years in various capacities at Zimmer Holdings, Inc., including President of Zimmer’s U.S. operations and most recently as its Chief Scientific Officer. Prior to joining Zimmer, Inc. in 1983, he was a faculty member at the University of Iowa where he led many research projects evaluating the function of total joint implants. He holds a bachelors degree, master’s and PhD in engineering from the University of Vermont. He has worked in the orthopedic industry for over 20 years and has extensive experience in the research and development, manufacture, and clinical investigation of orthopedic implants. He has authored more than 100 journal articles, book chapters, and published abstracts in orthopedics and engineering. Dr. Crowninshield’s financial and scientific background provides our Board of Directors with valuable financial and research and development expertise. His experience as a Chief Scientific Officer at a publicly held medical device company is valuable in his roles as director and Science Committee Chairman.

Julianne M. Bowler	46	2007

Ms. Bowler joined our Board of Directors in May 2007. Ms. Bowler is the Chief Compliance and Administrative Officer for Narragansett Bay Insurance Company, a position she has held since May 2009. Prior to that position she was an insurance consultant working with various companies and organizations such as Bearing Point, Commercial Union/OneBeacon, and Geico. Ms. Bowler served as commissioner of insurance for the Massachusetts Division of Insurance, based in Boston, Mass., from March 2002 to January 2007. Ms. Bowler has more than 10 years of experience in insurance regulation and health policy for companies such as Blue Cross Blue Shield of Massachusetts and the University of Massachusetts Medical Center, including nine years with the Massachusetts Division of Insurance. Ms. Bowler has a bachelor’s degree in philosophy from Assumption College in Worcester, Mass., and a master’s degree in philosophy from the University of Dallas in Dallas, Texas. Ms. Bowler was a doctoral candidate in biomedical ethics at Georgetown University in Washington, D.C., and received her master’s degree in business administration with a concentration in finance from the University of Massachusetts in Boston, Mass. She serves on the boards of Senior Health Insurance Plan of Pennsylvania (the successor to Conseco Senior Health Insurance) and Atlantic Charter Insurance Company. Mr. Bowler’s financial and insurance background provide our Board of Directors with valuable insurance and risk management expertise.

Director	Age	Year First Became Director	Business Experience
CONTINUING DIRECTORS CLASS I (TERM ENDS 2011)

Peter F. Gearen	61	1998	Dr. Gearen was Chief of Staff at the Shands Hospital at the University of Florida and served as Assistant Dean of Clinical Affairs at the University of Florida College of Medicine from 1992 until 1999. Dr. Gearen also has been an Associate Professor of Orthopedics at the University of Florida College of Medicine since 1993. Dr. Gearen was appointed Chairman of the Department of Orthopedics in May 2002. Dr. Gearen holds a B.A. from Spring Hill College and an M.D. from the Stritch Loyola Medical School. Dr. Gearen has a depth of medical experience and healthcare knowledge and, as a practicing orthopedic surgeon, is knowledgeable about our products and the orthopedic products market in general.

Michael J. Odrich	46	1998	Mr. Odrich is a Managing Director of Neuberger Investment Management. Mr. Odrich is also a Managing Director and Global Head of Alvarez & Marsal Capital. Until September 2008, Mr. Odrich was the Head of Lehman Brothers’ Private Equity business. In September 2008, Lehman Brothers Holdings, Inc., the corporate parent of Lehman Brothers, Inc., filed a petition under Chapter 11 of the U.S. Bankruptcy Code. It subsequently transferred the business and assets of Lehman Brothers, Inc. to Barclays Capital. Mr. Odrich is a trustee of Brunswick School. Mr. Odrich holds a B.A. from Stanford University and received an M.B.A. from Columbia University. Mr. Odrich’s career in business and investment banking provides our Board of Directors with broad capital markets, banking and corporate finance experience as well as corporate governance practices.

Adrian J. R. Smith	65	2008	Mr. Smith has been the Chief Executive Officer of The Woolton Group since 1997. He is also the Non-Executive Chairman of Premier Credit Ltd. and AddPower UK Ltd. and a Non-Executive Director of Byotrol plc. His business career includes 13 years in the professional services industry and 24 years with two Fortune 500 companies. He has been a Global Managing Partner, Marketing & Communication at Deloitte Touche Tohmatsu, the Chief Executive Officer of Grant Thornton LLP, and a Managing Partner at Arthur Andersen in the early to mid-1990’s. He held senior international management roles with Ecolab Inc. and also with Procter & Gamble. He serves on the board of the Education Foundation of Indian River County in Florida. Mr. Smith’s public accounting and consulting background provides our Board of Directors with valuable financial reporting, compliance, and accounting and controls experience.

Director	Age	Year First Became Director	Business Experience
Udo Henseler, Ph.D.	70	2008	Dr. Henseler is the President and proprietor of Management Services International (“MSI”), a private business, initiated in 1994. MSI provides business development services for biotechnology and life sciences firms at various stages of their corporate evolution. From 2002 to 2005, Dr. Henseler was the Chief Executive Officer and Chairman of eGene, Inc., a public biotechnology company, and further served as a Director in 2006. Dr. Henseler has over forty years’ combined global public and private company financial and operations leadership experience, mainly in the biopharmaceutical and life sciences sectors. Responsibilities included positions as Director, Board Chairman, Chief Executive Officer, Chief Financial Officer, Executive Vice President, and memberships and Chairman of various Board committees. Dr. Henseler earned his B.A. in Germany, an MBA from Fairleigh Dickinson University in New Jersey, and Master’s and Ph.D. degrees from the Claremont Graduate University in Claremont, California. Dr. Henseler is also a Certified Public and Certified Management Accountant and currently serves as Director and Chair of the Audit Committee of Spire Corporation, a public company. Dr. Henseler’s broad executive management experience provides our Board of Directors with in-depth knowledge of manufacturing and financial matters.
CONTINUING DIRECTORS CLASS II (TERM ENDS 2012)

Philip R. Chapman	48	1998	Mr. Chapman is the President of Venad Administrative Services, Inc., and has been a general partner of Adler & Company since 1995. From 1991 until 1995, Mr. Chapman served as a principal of Adler & Company. From 1988 until 1991, Chapman served as a senior consultant at Booz Allen & Hamilton International. Mr. Chapman holds a bachelor’s degree and masters of business administration degree from Columbia University. Mr. Chapman’s depth of business experience and service on other companies’ boards of directors, knowledge of compensation and benefits as well as broad management responsibilities provides our Board of Directors relevant experience in strategic and operational matters.

Gregory P. Rainey	57	2007	Mr. Rainey is the President of CCI Performance Group, a sales and marketing consulting company. Prior to opening CCI Performance Group in 2004, Mr. Rainey served 10 years with Stryker Corporation, a leading worldwide medical products and services company, most recently for four years as Vice President of Sales for Stryker’s Orthopedic Division. Previous to Stryker, Mr. Rainey served as Director of Sales for Joint Medical Corporation, as well as sales positions with U.S. Surgical Corporation. Mr. Rainey earned a bachelor’s degree in biology from Loyola University. Mr. Rainey offers our Board of Directors orthopedic industry expertise in marketing, sales, strategic planning and operational management.

Vote Required

Directors must be elected by a plurality of votes cast at the meeting. This means the nominees receiving the greatest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote shall be elected as directors. If you do not vote for a nominee, or you indicate “withholding authority” on your proxy card, your vote will not count either for or against the nominee.

THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS TO BE IN THE BEST INTERESTS OF RTI BIOLOGICS AND ITS STOCKHOLDERS, AND RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

PROPOSAL NO. 2

APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN

On March 16, 2010, our Board of Directors approved and adopted our 2010 Equity Incentive Plan (the “Plan”), subject to stockholder approval at our 2010 Annual Meeting of Stockholders. The Plan will become effective upon its approval by our stockholders.

The Company has four stock-based compensation plans under which employees, consultants and outside directors have received stock options and other equity-based awards. At December 31, 2009, awards relating to 6,259,952 shares were outstanding, and 793,821 shares remained available for the grant of awards under our plans.

In 2004, we adopted an equity incentive plan (the “2004 Plan”) which provides for the grant of incentive and nonqualified stock options and restricted stock to key employees, including officers and directors, and consultants and advisors. The 2004 Plan allows for up to 2,000,000 shares of common stock to be issued with respect to awards granted. At December 31, 2009, awards relating to 1,758,759 shares were outstanding, and, assuring all of such shares are ultimately issued, 134,000 shares remained available for the grant of awards under the 2004 Plan.

In 1998, we adopted a stock option plan (the “1998 Plan”) which provides for the grant of incentive and nonqualified stock options to key employees, including officers and directors of, and consultants and advisors. The 1998 Plan allowed for up to 4,406,400 shares of common stock to be issued with respect to awards granted. At December 31, 2009, awards relating to 2,463,991 shares were outstanding, and zero shares remained available for the grant of awards under the 1998 Plan.

In connection with the merger with Tutogen Medical, Inc. (“TMI”) on February 27, 2008, we assumed the TMI 1996 Stock Option Plan and the TMI 2006 Incentive and Non-Statutory Stock Option Plan (“TMI Plans”). The TMI Plans allow for 4,880,000 and 1,830,000 shares of common stock, respectively, which may be issued with respect to stock options granted to former TMI employees or employees hired subsequent to the TMI acquisition. At December 31, 2009, awards relating to 1,011,197 and 1,026,005 shares were outstanding, and zero and 659,821 shares remained available for the grant of awards under the TMI 1996 Stock Option Plan and the TMI 2006 Incentive and Non-Statutory Stock Option Plans.

While the 2004 Plan and the TMI Plans will remain in place, they do not provide sufficient shares for us to make additional option awards which are part of our overall compensation plans for executive officers, directors and other employees. If approved by stockholders, the Plan will provide us with an additional 5,000,000 shares for new awards and will also provide us with enhanced flexibility with regard to the types of awards that we may make in the future. We believe competitive award levels are critical to our overall compensation strategy and retention of our key employees.

Summary of the 2010 Equity Incentive Plan.

The principal features of the Plan are summarized below. This summary is qualified in its entirety by the provisions of the Plan, a copy of which is attached hereto as Annex A.

Purpose of Plan and Types of Awards. The purpose of the Plan is to attract, motivate, reward and retain our key personnel through the use of equity-based incentive compensation awards, including options to purchase shares of common stock, stock awards, stock award units, stock appreciation rights (“SARs”), dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based awards.

Eligibility. We may grant awards under the Plan to any present or future directors, officers, other employees and other of our key personnel (including, consultants). As of March 19, 2010, nine directors, seven officers, and approximately 198 other employees were eligible to receive awards under the Plan.

Available Shares. Subject to adjustment to reflect stock dividends and other capital changes, we may issue and sell up to 5,000,000 shares of our common stock under the Plan. If any shares are subject to an award under the Plan that is forfeited, cancelled, expires, lapses or otherwise terminates or is settled without the issuance of such shares, those shares will again be available for grant under the Plan. Likewise, shares that are tendered to us by a participant or withheld by us as full or partial payment of the exercise price of any option granted under the Plan or in payment of any withholding tax incurred in connection with any award under the Plan shall be available for issuance under the Plan.

Individual Award Limits. In any single calendar year, no employee may be granted options and SARs relating to more than 500,000 shares of common stock (as adjusted to reflect stock splits and other capital changes). In any single calendar year, no employee may earn more than 100,000 shares pursuant to awards (other than options and SARs) that are subject to performance-based vesting or other conditions (as adjusted to reflect stock splits and other capital changes) plus the amount of the employee’s unused “annual limit” as of the close of the previous year. For these purposes, “earn” means satisfaction of the applicable performance conditions without regard to whether the award is to be settled currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition. An employee’s “annual limit” is used at the time of the grant of the award, regardless of whether the shares subject to such award are subsequently earned.

Administration. The Plan will be administered by our Board of Directors or a committee comprised of at least two directors appointed by and serving at the pleasure of our Board of Directors (the “Committee”). The Committee will determine whether, when and to whom awards will be made. The Committee will also determine the terms and conditions of each award and will have authority to interpret, apply and construe the provisions of the Plan or an award. We expect that our Board of Directors will appoint the Compensation Committee as the Committee under the Plan.

Subject to applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.

Amendment and Termination. The Plan may be amended or terminated at any time by our Board of Directors. Stockholder approval of an amendment is required in the case of certain material amendments such as an increase in the aggregate number of shares available under the Plan, an increase in the individual “annual limits” on option, SAR and other equity awards described above or a modification in the class of persons eligible to receive awards under the Plan. Unless terminated earlier by our Board of Directors, the Plan will terminate 10 years from the date that our stockholders approve the Plan.

Stock Option Awards. Stock options granted under the Plan will have such vesting and other terms and conditions as the Committee may determine and the Committee may impose restrictions on shares acquired upon exercise of an option.

The exercise price per share of a stock option award may not be less than the fair market value of a share of common stock on the date the option is granted. The “repricing” (as defined in the Plan) of options granted under the Plan is not permitted without stockholder approval.

The exercise price may be paid in the sole discretion of the committee, with cash (or its equivalent) or by means of a cashless exercise procedure to the extent permitted by law, in the form of unrestricted shares of our common stock (to the extent of the fair market value thereof) if the surrender or withholding of such shares does not result in the recognition of additional accounting expense by us or, subject to applicable law, by any other form of consideration deemed appropriate. In addition, the Committee may permit optionees to elect to defer the delivery of shares representing the profit upon exercise of an option, subject to such terms, conditions and restrictions as the Committee may specify.

All options must expire no later than ten years from the date of grant (5 years in the case of “incentive stock options” granted to 10% stockholders, as determined by applicable law). Under the Plan, the Committee may establish such exercisability and other conditions applicable to an option following the termination of an option holder’s employment or other service with us as the Committee deems appropriate.

Stock and Stock Unit Awards. The Committee may grant stock awards upon such terms and conditions as it may determine. Stock awards may take the form of a transfer of shares of common stock or an award of stock units representing a right to receive shares of common stock in the future and, in either case, may be subject to designated vesting conditions and transfer restrictions. The purchase price payable for shares transferred pursuant to a stock award must be at least equal to their par value, unless other lawful consideration is received or treasury shares are delivered.

Unless the Committee determines otherwise, a non-vested stock award will be forfeited upon the recipient’s termination of service. If a non-vested stock award is forfeited, the recipient will be entitled to receive from us an amount equal to any cash purchase price paid by him for the shares covered by the forfeited award. With respect to any stock award, unless and until all applicable vesting conditions, if any, are satisfied and vested shares are issued, neither the stock award nor any shares of common stock issued pursuant to the award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to us in accordance with the terms of the award or the Plan. Shares underlying any non-vested stock award are considered issued under the Plan unless such award is forfeited.

Unless otherwise determined by the Committee, the recipient of a stock award will be entitled to receive dividend payments (or, in the case of an award of stock units, dividend equivalent payments) on or with respect to the shares that remain covered by the award (which the Committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying award), may exercise voting rights if and to the extent shares of common stock have been issued to him pursuant to the award, and will have no other rights as a stockholder with respect to such shares unless and until the shares are issued free of all conditions and restrictions under the Plan.

Other Equity-Based Awards. The Committee may grant SARs, dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based awards to eligible persons. These awards may entail the transfer of shares of common stock to an award recipient or the payment in cash or otherwise of amounts based on the value of shares of common stock and may include, without limitation, awards designed to comply with or take advantage of the applicable tax and/or other laws. A SAR constitutes a conditional right of the recipient to receive, in cash or shares of equivalent value (as determined by the Committee, in its sole discretion), an amount equal to the fair market value of a share of common stock at an exercise or designated settlement date minus a specified base price, which shall not be less than the fair market value of a share at the date of grant of the SAR.

Performance-Based Awards. The Committee may condition the grant, exercise, vesting or settlement of an award made under the Plan on the achievement of specified objective performance goals. The performance period during which achievement of such performance goals may be measured may be any period specified by the Committee. A performance goal must be prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date (when fulfillment is substantially uncertain) not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period and must be based on any one or more of the following business criteria applied to an individual, a subsidiary, business unit or division, of the company and any one or more of its subsidiaries or affiliates as a group, as determined by the Committee:

(i) total revenue or any key component thereof;

(ii) operating income, pre-tax or after-tax income from continuing operations, EBITA or net income;

(iii) cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

(iv) earnings per share or earnings per share from continuing operations (basic or diluted);

(v) return on capital employed, return on invested capital, return on assets or net assets;

(vi) after-tax return on stockholders’ equity;

(vii) economic value created;

(viii) operating margins or operating expenses;

(ix) value of our common stock or total return to stockholders;

(x) value of an investment in our common stock assuming the reinvestment of dividends;

(xi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, business expansion goals, implementation of efficiencies or cost savings, cost targets, employee satisfaction, management of employment practices and employee benefits, or supervision of litigation or information technology goals, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures; and/or

(xii) a combination of any or all of the foregoing criteria.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. If and to the extent permitted for awards intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Coe of 1986, as amended (the “Code”), the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period. At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals are achieved and the extent to which each performance-based award has been earned. The Committee may not exercise its discretion to enhance the value of an award that is subject to performance-based conditions.

New Plan Benefits. Because awards under the Plan will be made on a discretionary basis, the awards to be granted under the Plan are not determinable at this time.

Certain Federal Income Tax Consequences

An option holder will not recognize taxable income upon the grant of an option. In general, the holder of an option which does not qualify as an “incentive stock option” (within the meaning of Section 422 of the Code) will recognize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and we will receive a corresponding deduction, subject to the deduction limitation of Section 162(m) of the Code (described below). Upon a later sale of the stock, the optionee will recognize capital gain or loss equal to the difference between the selling price and the sum of the exercise price plus the amount of ordinary income realized on the exercise.

The holder of an “incentive stock option” will not recognize taxable income upon the exercise of the option (although, on exercise, the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the “incentive stock option” is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain recognized on the sale is treated as ordinary income to the extent of the ordinary income that would have been realized upon exercise if the option had not been an incentive stock option, and we receive a corresponding deduction, subject to the deduction limitation of Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date and the option holder is employed by us at all times beginning on the date of grant and ending on the date three months (or, in the case of disability, one year) prior to the exercise date, then all gain or loss recognized upon the sale will be capital gain or loss and we will not be entitled to a deduction. A special basis adjustment is applied to reduce the gain for alternative minimum tax purposes.

In general, a participant who receives a stock award in the form of restricted shares will realize ordinary income equal to the value of the shares if and when the shares covered by the award become vested. Similarly, a participant who receives a stock award in the form of restricted stock units will realize ordinary income equal to the value of the shares when the award vests and the vested shares are issued to the participant. A participant who receives SARs will realize ordinary income when the SARs are exercised equal to the value of the shares or the amount of cash paid to the participant in settlement of the SARs. In general, we would be entitled to a deduction equal to the amount of ordinary income realized by the participant with respect to any of such awards, subject to any applicable limitation under Section 162(m) of the Code.

Section 162(m) of the Code generally denies publicly-held corporations a federal income tax deduction for taxable year compensation exceeding $1 million paid to the chief executive officer or any of the four other highest paid executive officers (other than our CFO). Certain “performance-based” compensation is exempt from the deduction limitation. Although the Plan has been designed so that compensation attributable to options, SARs and other performance-based awards will generally qualify as exempt “performance-based compensation,” it is possible that compensation attributable to awards under the Plan will not be deductible by virtue of Section 162(m) of the Code.

Interest of Directors and Executive Officers in Proposal No. 2.

If the Plan is approved by our stockholders, all members of the Board of Directors and all executive officers would be are eligible to participate in the Plan. Because awards under the Plan will be determined at the discretion of the Committee, we are not able to determine the number or type of awards, if any, that will be granted under the Plan to our directors or executive officers.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter is required for the approval of our 2010 Equity Incentive Plan. Abstentions from voting on this proposal will have the practical effect of a vote against this proposal because an abstention results in one less vote for the proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN.

CORPORATE GOVERNANCE

Our Board of Directors believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. Our Board of Directors adheres to corporate governance practices, which practices the board and management believe promote this purpose, are sound and represent best practices.

Board of Directors

Members and Director Independence

Our current Board of Directors consists of ten members: Brian K. Hutchison, David J. Simpson, Philip R. Chapman, Peter F. Gearen, Michael J. Odrich, Gregory P. Rainey, Julianne M. Bowler, Udo Henseler, Roy D. Crowninshield, and Adrian J. R. Smith. Our Board has determined that each of our directors, except for Mr. Hutchison, is an “independent director” as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. On March 16, 2010, Mr. Simpson, an independent director whose term is expiring at the Annual Meeting, notified us of his intention not to stand for re-election at the Annual Meeting due to personal time constraints and other commitments. Accordingly, if the three nominees to serve as Class III directors are elected at the Annual Meeting, our Board of Directors will consist of nine members, eight of whom qualify as an “independent director.”

Lead Director

The Lead Director is appointed each year by the non-management members of the Board of Directors at the organizational meeting of the Board following the Annual Meeting. Mr. Simpson has served as Lead Director since February 2009 and the Board of Directors is considering an individual to replace him at this time. The Lead Director serves as a liaison between the Chairman of the Board and the non-management members of the Board of Directors, and presides over executive sessions attended only by non-management members of the Board of Directors. The Lead Director consults with the Chairman on the format and adequacy of information the directors receive and the effectiveness of the Board meeting process. The Lead Director may also speak on behalf of the company from time to time as the Board of Directors may decide.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the company. The Board of Directors regularly review treasury risks (insurance, credit, and debt), financial and accounting, legal and compliance risks, information technology security risks and other risk management functions and considers risks to the company’s reputation and reviews risks related to the sustainability of its operations. The Audit Committee regularly reviews company-wide risk management, which focuses primarily on reviewing and approving all interim financial statements included in our quarterly reports and reviews documents filed with the Securities and Exchange Commission. The Nominating and Governance Committee considers risks related to succession planning and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board. The Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Compensation Committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. We have determined that it is not reasonably likely that compensation and benefit plans would have a material adverse effect on the company. The full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

Board Leadership Structure

Our Board of Directors does not have a policy on whether or not the role of the Chairman of the Board and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman of the

Board should be selected from the non-employee directors or be an employee. The Board of Directors believes that the most effective leadership structure for the company at the present time is for Mr. Hutchison to serve as both Chairman of the Board and Chief Executive Officer. His combined role enables decisive leadership, ensures clear accountability, and enhances the company’s ability to communicate its message and strategy clearly and consistently to the company’s stockholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions. Mr. Hutchison possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the company and its businesses and is thus best positioned to develop agendas that ensure that the time and attention of the Board of Directors are focused on the most critical matters. This structure makes clear that the Chairman of the Board and Chief Executive Officer is responsible for managing our business, under the oversight and review of our Board of Directors. This structure also enables our Chief Executive Officer to act as a bridge between management and the Board of Directors, helping both to act with a common purpose.

The Board of Directors believes that there is already substantial independent oversight of management and a strong counterbalancing governance structure in place.

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Lead Director: We have a Lead Director, appointed each year by the non-management members of the Board of Directors, who is independent and we believe this role adequately addresses the need for leadership and an organizational structure for the independent directors.

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We have a substantial majority of independent directors: If the three nominees to serve as Class III directors are elected at the Annual Meeting, our Board of Directors will consist of nine members, eight of whom qualify as an “independent director” under the NASDAQ Listing Rules; only Mr. Hutchison is deemed not independent.

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Key committees are composed of independent directors: Our Audit, Compensation and Nominating and Governance Committees are each composed solely of independent directors. In addition, our Science Committee is composed solely of independent directors. Each of our independent directors serves on at least one of these committees.

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Non-employee and independent directors meet regularly: Our non-employee directors meet in executive session without management directors at almost each regularly scheduled Board of Directors meeting. Non-employee director executive sessions are chaired by the Lead Director.

Board Meetings

During 2009, the Board of Directors held five meetings. Each director attended all of such meetings. The Board of Directors also regularly holds executive sessions of the non-management members of the Board of Directors. Each director attended our 2009 Annual Meeting of Stockholders, except Mr. Odrich, who could not attend. All of our directors are expected to attend the 2010 Annual Meeting of Stockholders.

Outside Advisors

Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management’s consent to retain outside advisors.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Science Committee which assist our Board of Directors in discharging its responsibilities.

Audit	Compensation	Nominating and Governance	Science
David J. Simpson (C)(L)(1)	Philip R. Chapman (C)	Michael J. Odrich (C)	Roy Crowninshield (C)
Udo Henseler	David J. Simpson (1)	Julianne Bowler	Peter Gearen
Julianne Bowler	Adrian J. R. Smith		Gregory P. Rainey
Peter Gearen	Roy Crowninshield

(C)	Chairman

(L)	Lead Director

(1)	On March 16, 2010, Mr. Simpson notified us of his intention not to stand for re-election at the Annual Meeting. Mr. Simpson will continue to serve as Chairman of the Audit Committee and as a member of the Compensation Committee until the expiration of his term as a Class III director at the Annual Meeting.

Audit Committee

Our Audit Committee is charged with, among other things, the appointment of our independent registered public accounting firm, as well as discussing and reviewing with the independent registered public accounting firm the scope of the annual audit and results thereof, pre-approving the engagement of the independent registered public accounting firm for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. Our Audit Committee also reviews interim financial statements included in our quarterly reports and reviews documents filed with the Securities and Exchange Commission. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the director independence standards of the NASDAQ Listing Rules as well as the heightened director independence standards of the SEC for audit committee members, including Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors has also determined that each of the members of the Audit Committee is financially sophisticated and is able to read and understand consolidated financial statements and that Mr. Simpson is an “audit committee financial expert” as defined in the Exchange Act. During 2009, our Audit Committee met seven times. The charter of our Audit Committee is available on our website at http://www.rtix.com/investors/corporate-governance/.

Compensation Committee

Our Compensation Committee plans, reviews and administers our executive compensation programs. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the director independence standards of the NASDAQ Listing Rules In addition, each member of the Compensation Committee is an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee” director as defined under Section 16 of the Exchange Act. Our Compensation Committee met two times during 2009. The charter of our Compensation Committee is available on our website at http://www.rtix.com/investors/corporate-governance/.

Nominating and Governance Committee

Our Nominating and Governance Committee was established for the purposes of assisting our Board of Directors in its selection of nominees for election to the Board at annual meetings of the stockholders and to fill any vacancies or newly created directorships and assisting the Board of Directors in its corporate governance oversight. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent within the meaning of the director independence standards of the NASDAQ Listing

Rules. During 2009, the Nominating and Governance Committee met once to approve the nominees for election as directors. The charter of the Nominating and Governance Committee is available on our website at http://www.rtix.com/investors/corporate-governance/.

Science Committee

Our Science Committee reviews our annual research and product development plans. Our Science Committee met two times during 2009. We do not currently have a written Science Committee charter or similar document.

Director Nomination Process

Director Qualifications. Our Nominating and Governance Committee has not formally established any specific, minimum qualifications that must be met by each candidate for the board of directors or specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess.

Identifying Nominees. The Nominating and Governance Committee, on a periodic basis, solicits ideas for possible candidates from members of the Board of Directors, executive officers and individuals personally known to members of the Board of Directors. In addition, the Nominating and Governance Committee is authorized to use its authority under its charter to retain at the company’s expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). Prospective candidates recommended by stockholders are also considered (as discussed below).

Stockholder Nominations. Our Nominating and Governance Committee will consider director nominees recommended by stockholders. Pursuant to the charter of our Nominating and Governance Committee, any candidates recommended by stockholders will be reviewed and evaluated against the same criteria applicable to the evaluation of candidates proposed by our directors, executive officers, third-party search firms or other sources.

Review of Director Nominees. In evaluating proposed director candidates, the Nominating and Governance Committee may consider, in addition to any minimum qualifications and other criteria for board of directors membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the proposed director candidate’s understanding of the company’s business and industry on a technical level, his or her judgment and skills, his or her depth and breadth of professional experience or other background characteristics, his or her independence, his or her willingness to devote the time and effort necessary to be an effective board member, and the needs of the board of directors. We do not have a policy with regard to the consideration of diversity in identifying director nominees. However, our Nominating and Governance Committee takes into account diversity in professional experience, skills and background, and diversity in race and gender, in considering prospective director nominees and committee appointments and planning for director succession. The Nominating and Governance Committee considers at least annually, and recommends to the Board of Directors suggested changes to, if any, the size, composition, organization and governance of the Board of Directors and its committees.

Communications with the Board

Our Board of Directors maintains a process for stockholders to communicate with the Board or an individual directors as follows. Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to the Lead Director at our principal office at 11621 Research Circle, Alachua, Florida 32615. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the company, (ii) the name and address, as they appear on our books, of the stockholder sending such communication and (iii) the number of our shares that are beneficially owned by such stockholder. The Lead Director will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Lead Director has the authority to discard the communication or take appropriate legal action regarding such communication.

Code of Ethics for Senior Financial Professionals

Our Board of Directors has adopted a Code of Ethics for Senior Financial Professionals, applicable to our Chief Executive Officer, Chief Financial Officer, Vice President of Finance and Controller. The Code of Ethics for Senior Financial Professionals is available on our website at http://www.rtix.com/investors/corporate-governance/.

Code of Conduct

Our Board of Directors has also adopted a Code of Conduct applicable to all of our directors, officers and employees. The Code of Conduct is available on our website at http://www.rtix.com/investors/corporate-governance/.

Compensation Committee Interlocks and Insider Participation

During 2009, Messrs. Chapman, Crowninshield, Simpson and Smith served as members of our Compensation Committee. No member of our Compensation Committee was an officer or employee of ours during 2009 or had any other relationship with us requiring disclosure herein. None of our executive officers serves as a member of the Board of Directors or the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings.

Based solely on our review of copies of such filings, or written representations from Reporting Persons that all reportable transactions were reported, we believe that during 2009, the Reporting Persons timely filed all reports they were required to file under Section 16(a).

EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Offices/Position
Brian K. Hutchison	50	Chairman and Chief Executive Officer
Thomas F. Rose	59	Executive Vice President, Chief Financial Officer and Secretary
Roger W. Rose	50	President, RTI Donor Services and Executive Vice President
Caroline A. Hartill	53	Chief Scientific Officer and Vice President, Quality Assurance & Regulatory Affairs
Karl H. Koschatzky	62	President of International Operations

Brian K. Hutchison joined RTI in December 2001 as President and Chief Executive Officer and was elected Chairman of the Board of Directors in December 2002. Since February 2008 his title has been Chairman and Chief Executive Officer. Prior to joining RTI, Mr. Hutchison served 12 years in various positions for Stryker, a leading worldwide medical services company. In 1999, Mr. Hutchison was named Senior Vice President and Chief Operating Officer of Stryker Howmedica Osteonics division and was instrumental in implementing the merger between Pfizer’s Howmedica Division and Stryker’s Osteonics Division. Mr. Hutchison subsequently served as Vice President, Worldwide Product Development and Distribution. Mr. Hutchison earned a bachelor’s degree in business administration from Grand Valley State University in 1981. Mr. Hutchison also completed the Program for Management Development from Harvard Business School in 1995.

Thomas F. Rose was named Executive Vice President and Chief Financial Officer in February 2008, with the merger of TMI. Mr. Rose also serves as Corporate Secretary to the Board of Directors. Mr. Rose joined RTI as Vice President and Chief Financial Officer in May 2002. Mr. Rose served the previous ten years as Vice President and Chief Financial Officer at A. M. Todd Group, an international flavor and fragrance company. From 1988 to 1991, Mr. Rose was Vice President and Corporate Controller for Sotheby’s Holdings Inc. in New York. Prior to this, Mr. Rose was an audit partner with Ernst & Young in New York, providing audit, tax and consulting services for clients in a variety of industries for 15 years. Mr. Rose earned a bachelor’s degree in business administration from Western Michigan University in Kalamazoo. Mr. Rose has also completed numerous executive education courses at University of Michigan and Northwestern University focusing on strategy and organizational issues. Mr. Rose is not related to Roger W. Rose.

Roger W. Rose has served as our President of RTI Donor Services and Executive Vice President since February 2008, with the merger of TMI. Mr. Rose joined RTI in October 2002 as Vice President of Donor Services and assumed additional responsibility for distribution and marketing in October 2003. Mr. Rose was named Executive Vice President with a focus on sports medicine in August 2004. Mr. Rose served seven years in various positions with Stryker, including Vice President of Sales and Vice President of Marketing for Stryker’s medical division. Mr. Rose also has extensive experience in healthcare sales and marketing with 20 years of service with healthcare companies such as Stryker, Johnson & Johnson, Herman Miller and Nellcor. Mr. Rose holds a bachelor’s degree in business administration from Western Michigan University and has completed continuing education courses in finance, medical marketing and leadership.

Caroline A. Hartill was named Chief Scientific Officer in March 2007. Ms. Hartill joined RTI in November 2001 and was named Vice President of Quality Assurance and Regulatory Affairs in January 2003. Prior to that, Ms. Hartill was an independent consultant working with biotechnology and medical device companies worldwide. Earlier, Ms. Hartill worked for the British Standards Institute (UK) and the Ministry of Defence (UK). Ms. Hartill earned a bachelor’s degree in health sciences from Birmingham University in England, as well as a master’s degree in management from the University of Wolverhampton in England (UK). Ms. Hartill has also earned master’s level credits in sterilization science from Manchester University.

Dr. Karl Koschatzky is the president of international operations for RTI Biologics’ German subsidiary, Tutogen Medical GmbH. He joined Tutogen in 1993 as the technical director of international operations.

Subsequently, Dr. Koschatzky served in many capacities with the company, including the planning and implementation of U.S. operations, leading research and development, and since 2006, serving as general manager of German operations. For the 11 years prior to Tutogen, Dr. Koschatzky served as manager of operations, wound care unit, Pfrimmer-Viggo GmbH and scientific manager, wound care business, Lyofil Pfrimmer GmbH.In his role at RTI Biologics, Dr. Koschatzky oversees all aspects of the company’s international operations based in Neunkirchen, Germany.Dr. Koschatzky received his Ph.D. from the University of Erlangen-Nurnberg and Diplom-Chemist.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Oversight of Executive Compensation Program

General. The Compensation Committee of our Board of Directors (the “Compensation Committee”), presently consisting of Messrs. Chapman, Smith, Crowninshield and Simpson, is responsible for the planning, review and administration of our executive compensation programs. The Board of Directors adopted a written charter for the Compensation Committee on March 5, 2004, a copy of which is available on our website at http://www.rtix.com/investors/corporate-governance/.

Our primary corporate objective is to provide a superior return to stockholders. To support this objective, we believe we must attract, retain and motivate top quality executive talent. The executive compensation program we adopt is a critical tool in this process. The executive compensation program is designed to link executive compensation to our performance through at-risk compensation opportunities, providing significant reward to executives based on our success. The executive compensation program consists of base salary, annual cash incentive opportunities and long-term incentives represented by stock options and restricted stock agreements.

The Compensation Committee oversees our executive compensation programs. Our compensation programs include programs that are designed specifically for (1) our executive officers named in the Summary Compensation Table and other officers of the company; and (2) a broad-base of Company employees. Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to executive officers and our annual compensation guidelines for all other company officers and employees.

The Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. Members of the Compensation Committee are eligible for awards under our 2010 Plan (subject to stockholder approval at the Annual Meeting), 2004 Plan, 1998 Plan and TMI Plans. No Compensation Committee member participates in any of the company’s other employee compensation programs. The Board of Directors has determined that none of the Compensation Committee members have any material business relationships with the company.

The responsibilities of the Compensation Committee include the following:

•	reviewing and approving the company’s general compensation strategy and objectives;

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reviewing and approving the company’s goals and objectives relevant to the executive officers compensation annually, evaluating the executive officers’ performance in light of such goals and objectives, and determining the executive officers’ compensation level based on this evaluation and other relevant information;

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reviewing and approving annually the individual elements of total compensation for the executive officers, including annual salary, annual bonus and long-term incentive compensation, and reporting such determinations to the Board of Directors, as required;

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reviewing and discussing with management the disclosures made in the Compensation Discussion and Analysis prior to the filing of the company’s Annual Report on Form 10-K and proxy statement for the annual meeting of stockholders, and recommending to the Board of Directors whether the Compensation Discussion and Analysis should be included in the Form 10-K and proxy statement;

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making recommendations to the Board of Directors regarding employment agreements, severance agreements, change in control provisions and agreements and any special supplemental benefits applicable to the company’s executive officers;

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assuring that the company’s incentive compensation program, including the annual and long-term incentive plans, is administered in a manner consistent with the company’s compensation strategy in regards to participation, target awards, corporate financial goals and actual awards paid to executive officers;

•	approving and/or recommending to the Board of Directors new incentive compensation plans and equity-based compensation plans, and submitting for stockholder approval where appropriate;

•	reviewing the levels of stock ownership by the executive officers of the company; and

•	reviewing the company’s employee benefit programs and recommending for approval all changes that may be subject to the approval of the stockholders or the Board of Directors.

Compensation Consultant

The Compensation Committee periodically retains an independent compensation consultant to assist with the annual review of executive compensation levels. The compensation consultant assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of the companies in our peer group identified below, and also provide guidance on industry best practices. The Compensation Committee retained an independent compensation consultant to provide that service at the end of 2007 for 2008 compensation levels. The Compensation Committee did not retain a compensation consultant during 2008 and 2009.

Peer Group and Compensation Targets

With the assistance of management, the Compensation Committee selected a peer group of public companies and prepared an analysis of compensation paid to our executive officers against the executive officers at the peer companies, which we refer to as “compensation benchmarking data.” The peer group consisted of the following seventeen publicly-traded medical device related companies which had executives in positions that were of similar scope to RTI Biologics’ executives: Wright Medical Technologies, Inc., Symmetry Medical, Inc., Medical Action Industries, Inc., EV3, Inc., LifeCell Corporation, Angiodynamics, Inc., Exactech, Inc., Osteotech, Inc., Nuvasive, Inc., Aspect Medical Systems, Inc., CryoLife, Inc., Alphatec Holdings, Inc., Kensey Nash Corporation, Lifecore Biomedical, Inc., Synovis Life Technologies, Inc., and Orthovita, Inc. Prior to our merger with Tutogen Medical, Inc., (“TMI”) the peer group also included TMI. The Compensation Committee did not change the peer group recommended by management.

Overview of Compensation Philosophy and Program

In order to recruit and retain the most qualified and competent individuals as executive officers, we strive to maintain a compensation program that is competitive in the global labor market. The purpose of our compensation program is to reward exceptional organizational and individual performance.

The following compensation objectives are considered in setting the compensation programs for our executive officers:

•	drive and reward performance which supports the company’s core values of integrity, leadership and performance;

•	provide a significant percentage of total compensation that is at-risk, or variable, based on predetermined performance criteria;

•	design competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced executive officers; and

•	set compensation and incentive levels that reflect competitive market practices.

Compensation Elements and Rationale for Pay Mix Decisions

To reward both short and long-term performance in the compensation program and in furtherance of our compensation objectives noted above, our executive compensation philosophy includes the following four principles:

(i) Compensation should be related to performance

The Compensation Committee believes that a significant portion of an executive officer’s compensation should be tied not only to individual performance, but also to the performance of the executive officer’s function and to Company performance measured against both financial and non-financial goals and objectives. We also place emphasis on our relative performance to companies in our peer group as a means to ensure that we deliver stockholder value.

During periods when performance meets or exceeds the established objectives, executive officers should be paid at or more than expected levels, respectively. When our performance does not meet key objectives, incentive award payments, if any, should be less than such levels.

(ii) Incentive compensation should represent a large portion of executive officers, total officers’ compensation

The Company intends to minimize the amount of fixed compensation paid to executive officers in order to minimize costs when Company performance is not optimal. The larger portion of compensation should be paid in the form of short-term and long-term incentives, which are calculated and paid based primarily on financial measures of profitability and stockholder value creation. Executive officers have the incentive of increasing Company profitability and stockholder return in order to earn the major portion of their compensation package.

(iii) Compensation levels should be competitive

The Compensation Committee reviews the compensation benchmarking data to ensure that the compensation program is competitive. We believe that a competitive compensation program will enhance our ability to attract and retain executive officers.

(iv) Incentive compensation should balance short and long-term performance

The Compensation Committee seeks to structure a balance between achieving strong short-term annual results and ensuring our long-term viability and success. To reinforce the importance of balancing these perspectives, executive officers are regularly provided both short and long-term incentives.

We provide executive officers and many employees with various means of becoming stockholders of the company. These opportunities include stock option grants and restricted stock awards.

The Compensation Committee believes that the mix of long-term incentives allows us to deliver long-term incentive awards aligned with the interests of stockholders. Stock options and restricted stock awards create a focus on share price appreciation. Finally, stock options and restricted stock awards serve as a retention tool to ensure that recipients remain at the company.

Financial Metrics Used in Compensation Programs

Several financial metrics are commonly referenced in defining Company performance for executive officer compensation. The Compensation Committee based its compensation decisions on the company’s performance related to certain objectives. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the executive officers. The Compensation Committee retains discretion to take other factors into account in determining bonuses and to award no bonuses even if performance criteria are met. These metrics are defined here and their use in annual and long-term incentive programs is described below.

(i) Net Income

We use Net Income as a metric in the bonus plan for executive officers in order to measure growth and reflect how well we deliver value to our shareholders from our business operations. Net income is a GAAP measure.

(ii) Operating Cash Flow

Operating cash flow is a GAAP measure and an indication of liquidity. We believe that Operating Cash Flow is useful because it is a consistent measure of the underlying results of our business. Furthermore, management uses it internally as a measure of the performance of our operations.

(iii) Increase in Revenue

Revenue growth is a reflection of our ability to successfully bring new products to market, gain market share and expand the many markets that we serve. Increases in revenue are directly related to creation of shareholder value at the company.

Review of Executive Officer Performance

The Compensation Committee reviews, on an annual basis, each compensation element of an executive officer. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive salary levels.

In addition, each year, the Chief Executive Officer presents to the Compensation Committee his evaluation of each executive officer, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. Following this presentation and a review of the compensation benchmarking data, the Compensation Committee makes its own assessments and approves compensation for each executive officer.

Components of the Executive Compensation Program

The Compensation Committee believes the total compensation and benefits program for executive officers should consist of the following:

•	base salaries;

•	annual incentive plan;

•	long-term incentive compensation; and

•	retirement, and health and welfare benefits.

Base Salaries

Executive officer’s base salaries are targeted at median levels of the compensation benchmarking data. Base salaries are determined by evaluating an executive officer’s level of responsibility and experience and the company’s performance.

Increases to base salaries, if any, are driven primarily by individual performance and comparative data from the compensation benchmarking data. Individual performance is evaluated by reviewing the executive officer’s success in achieving business results, promoting our core values and demonstrating leadership abilities.

In setting the base salary of the executive officers for 2009, the Compensation Committee reviewed the compensation of comparable executive officers from the compensation benchmarking data. The Compensation Committee also considered the company’s continuing achievement of its short- and long-term goals to:

•	achieve specific net income, operating cash flow and revenue goals;

•	communicate strategy and financial results effectively; and

•	develop leadership capabilities.

The Compensation Committee reviews the compensation benchmarking data annually for general economic conditions and marketplace compensation trends. The Compensation Committee usually adjusts base salaries for executive officers when:

•	the current compensation demonstrates a significant deviation from the market data;

•	recognizing outstanding individual performance; or

•	recognizing an increase in responsibility.

The salaries paid to the executive officers during 2009 are shown in the Summary Compensation Table.

Annual Bonus Plan

The Annual Bonus Plan provides executive officers with the opportunity to earn cash bonuses based on the achievement of specific Company-wide performance goals. The Compensation Committee approves the design of the annual incentive component of our compensation program to ensure alignment of executive officer pay with our annual (short-term) performance. Incentive bonuses are generally paid in cash in February or March of each year for the prior year’s performance.

The Compensation Committee approves a target incentive payout as a percentage of the base salary earned during the incentive period for each executive officer. These target percentages are based on competitive practices for each comparable position in the compensation benchmarking data. The incentive target percentage represents the executive officer’s annual bonus opportunity if the annual performance goals of the incentive plan are achieved.

The Annual Bonus Plan establishes a set of financial metrics for each executive officer that will be used in the determination of that officer’s bonus. These metrics are selected to drive annual performance.

The 2009 targets and bonus criteria for each of our executive officers were as follows:

Name	Office	Bonus Target	Bonus Criteria
Brian K. Hutchison	Chairman and Chief Executive Officer	62%	Revenue 25%, Net Income 50% and Cash Flow 25%

Thomas F. Rose	Executive Vice President, Chief Financial Officer and Secretary	50%	Revenue 25%, Net Income 50% and Cash Flow 25%

Roger W. Rose	President, RTI Donor Services and Executive Vice President	50%	Revenue 25%, Net Income 50% and Cash Flow 25%

Caroline Hartill	Chief Scientific Officer and Vice President, Quality Assurance & Regulatory Affairs	46%	Revenue 25%, Net Income 50% and Cash Flow 25%

Karl H. Koschatzky	President of International Operations	30%	Revenue 25%, Net Income 50% and Cash Flow 25%

The amounts of the bonuses are based upon a comparison of actual performance to performance goals approved by the Board of Directors. The Board sets performance goals that it believes are achievable, but that represent significant improvements over prior year’s performance. Our performance goals for 2009 were $8.8 million of Net Income, $12.7 million of Operating Cash Flow and $179.6 million of Revenue.

Bonuses for 2009 were approved as follows: Mr. Hutchison ($95,779), Mr. T. Rose ($45,977), Mr. R. Rose ($45,977), Ms. Hartill ($38,915), and Dr. Koschatzky ($21,337). These bonuses were awarded by the Compensation Committee based on achieving the company’s financial targets and approved by the Board of Directors. These bonuses were paid in March 2010.

Long-Term Incentive Compensation

Long-term incentives comprise a significant portion of an executive officer’s total direct compensation package. Long-term incentives are consistent with our at-risk pay philosophy. The Compensation Committee’s objective is to provide executive officers with long-term incentive award opportunities that are consistent with the compensation benchmarking data and based on each executive officer’s individual performance. Currently, we provide executive officers with stock options and restricted stock awards.

The amounts granted to executive officers vary each year and are based on each individual executive officer’s performance, the compensation benchmarking data, as well as the executive officer’s total compensation package. The compensation benchmarking data provides information to compare the compensation levels of executives but is not the main indicator of compensation. In general, the committee measures the executive’s compensation against the median of the compensation benchmarking data.

The Company has not made restricted stock awards for several years and has only utilized stock options as long-term incentive compensation. Each year the company budgets a certain level of stock option expense and the Compensation Committee and Board of Directors approve awards within budget guidelines. The executive officers are awarded options as part of the overall allocation of stock options to all managerial employees of the company. The compensation benchmarking data is looked at as a point of reference as to whether or not officers are getting stock awards commensurate with responsibilities similar to officers in the peer companies. The Compensation Committee approves the total stock options and restricted stock awards that will be made available to executive officers as well as the size of individual grants for each executive officer. Previous awards and grants, whether vested or unvested, have no impact on the current year’s awards and grants.

In general, the Committee awards higher number of stock options to officers relative to their positions in the company and responsibilities.

The Compensation Committee approved long-term incentive awards to executive officers in 2009 consisting of stock options.

The long-term incentive information related to the executive officers during 2009 is included in the Summary Compensation Table under the column Option Awards. Additional information on long-term incentive awards is shown in the Grants of Plan-Based Awards Table and the Outstanding Equity Awards at Fiscal Year-End Table.

Stock Options

An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide executive officers with the opportunity to purchase our Common Stock at a price fixed on the grant date regardless of future market price. Stock options generally are subject to stock option agreements under which one-fifth of the options vests and become exercisable on each anniversary of the original award date.

A stock option becomes valuable only if our Common Stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest” thus, providing an incentive for an option holder to remain employed by the company. In addition, stock options link a portion of an employee’s compensation to stockholders’ interests by providing an incentive to make decisions designed to increase the market price of our stock.

The exercise prices of the stock options granted to the executive officers during 2009 are shown in the Grants of Plan-Based Awards Table. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards Table.

Options generally are granted annually at the first board of directors meeting of the year, at the same time as grants to the general eligible employee population, after final determination of our previous year operating results. Our practice is that the exercise price for each stock option is the market value on the date of grant. Under our option plans, the Option Price shall not be less than the Fair Market Value of the shares on the date of grant.

There is a limited term in which the executive officers can exercise stock options, known as the option term. The option term is generally ten years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Option holders generally forfeit any unvested options if their employment with us terminates.

In certain instances, stock options may vest on an accelerated schedule. Retirement may trigger accelerated vesting if an executive officer’s age plus years of service with us is greater than or equal to 65 years. In this instance, all unvested options will vest as of the retirement date, and the executive officer will have three or five years to exercise the options depending on the terms outlined in the stock option award agreement. However, the exercise window may not exceed the original option term.

Additionally, death or disability while employed with the company will cause all stock options to vest automatically and become exercisable per the terms outlined in the stock option award agreement.

Restricted Stock Awards

Restricted stock awards (“RSAs”) are intended to retain key employees, including the executive officers, through vesting periods. Restricted stock awards provide the opportunity for capital accumulation and more predictable long-term incentive value.

RSAs generally are awarded periodically and determined by the Compensation Committee. RSAs are shares of our Common Stock that are awarded with the restriction that the executive officer remains with us until the date of vesting. RSAs generally vest one-third annually after the original award date. The purpose of granting RSAs is to encourage ownership of our Common Stock by, and retention of, our executive officers. Executive officers are allowed to vote RSAs as a stockholder based on the number of shares held free of restriction.

Any unvested RSAs generally are forfeited if the executive officer terminates employment with the company or if the executive officer fails to meet the continuing employment restriction outlined in the RSA agreement. In the event of death or disability, any unvested RSAs are immediately vested.

No RSAs were awarded during 2009.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that may be deducted by the company in any year with respect to the executive officers unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations, as well as pursuant to a plan approved by the company’s stockholders. We may from time to time pay compensation to our executive officers that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans.

Although the Compensation Committee has generally attempted to structure executive compensation so as to preserve deductibility, it also believes that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

Although equity awards may be deductible for tax purposes by the company, the accounting rules pursuant to FASB ASC 718 require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

Retirement, Health and Welfare Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees. The executive officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. Coverage under the life insurance and disability programs offer benefit amounts specific to executive officers.

We offer retirement programs that are intended to supplement the employee’s personal savings and social security. The program includes RTI Biologics, Inc. Retirement Plan, which is a 401(k) plan. All U.S. employees, including executive officers, are generally eligible for the 401(k) Plan.

We adopted the 401(k) Plan to enable employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allows eligible employees to elect to contribute up to 100% of their eligible compensation to an investment trust. Eligible compensation generally means all wages, salaries and commissions from the company. Employee contributions are matched in cash by us at the rate of $1.00 per $1.00 employee contribution for the first 6% of the employee’s salary. Employee’s contributions vest immediately and the employer’s contributions vest after the employee has three years of service with the company. The 401(k) Plan provides for over nineteen different investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The 401(k) Plan does not provide our employees the option to invest directly in the company’s stock. The 401(k) Plan offers in-service withdrawals in the form of loans, hardship distributions and age 59.5 distributions. The 401(k) Plan benefits are payable pursuant to the participant’s election.

Perquisites and Perquisite Allowance Payments

Executive officers are provided with the following benefits as a supplement to their other compensation:

•

Life Insurance & Accidental Death & Dismemberment Coverage: We pay 100% of the premium for both term life insurance and accidental death and dismemberment coverage, equal to $500,000 for executive officers. In addition, we also pay 100% of the premium for a $50,000 term life insurance policy for the executive officer, and all officers and employees of the company

•

Short-Term and Long-Term Disability: We pay 100% of the premium cost for these benefit programs for executive officers. The short-term disability program provides income replacement at 60% of base pay level for up to eleven weeks or recovery. The program then pays 60% of the base pay level beginning on week twelve up to age 65.

•	Executive Physical Program: At our expense each executive officer is allowed to have a complete and professional personal physical exam on an annual basis.

Severance Plan

The Company did not have a severance plan for executive officers during 2009.

Employment Agreements

We entered into an employment agreement with Mr. Hutchison effective December 1, 2001. The agreement provided for an annual base salary of $350,000 for the first two years, after which his salary has been reviewed annually by our Board of Directors. Mr. Hutchison’s base salary for 2009 was $465,216. The agreement had an initial term ending on November 30, 2004, and has been renewed for successive one-year periods. Mr. Hutchison is also eligible to receive an annual bonus in an amount to be determined by our Board of Directors provided we achieve certain specified goals. When he entered into the employment agreement with us, Mr. Hutchison received a sign-on bonus and related tax gross-up totaling $61,400, temporary housing and moving expenses and an option to purchase 500,000 shares of our common stock. In February 2009, January 2008, March 2007, March 2006, June 2005, April 2004, April 2003 and May 2002, Mr. Hutchison received additional options to purchase 100,000, 35,000, 30,000, 40,000, 100,000, 40,000, 20,000 and 600,000, respectively, shares of our common stock. All of these options are subject to stock option agreements under which one-fifth of the option vests on each anniversary of the original award date.

Our agreement with Mr. Hutchison provides for us to pay for a $1.0 million life insurance policy payable to a beneficiary of Mr. Hutchison’s choosing. Mr. Hutchison is also eligible to receive standard employee benefits and matching contributions to our 401(k) plan of up to 6% of his salary up to the maximum excludable dollar amount permitted by the Internal Revenue Code. If we terminate Mr. Hutchison without “cause,” he will be entitled to severance pay equal to his salary and benefits for one year from the date of termination. In the event of termination for “cause,” Mr. Hutchison will not be entitled to severance pay. In the case of voluntary termination or termination for “cause”, Mr. Hutchison will be precluded from competing with us for two years following termination. In the event of termination without “cause”, Mr. Hutchison will be precluded from competing with us for one year.

We entered into an employment agreement with Mr. Thomas Rose effective May 1, 2002. The agreement provided for an annual base salary of $180,000 for the first two years, after which his salary has been reviewed annually. Mr. Thomas Rose’s base salary for 2009 was $276,959. The agreement had an initial term ending on April 30, 2004, and has been renewed for successive one-year periods. Mr. Thomas Rose is also eligible to receive a bonus at any time during the year, or after the close of the year. When he entered into the agreement, Mr. Thomas Rose also received an option to purchase 200,000 shares of our common stock. In February 2009, January 2008, March 2007, March 2006, June 2005, April 2004 and April 2002, Mr. Thomas Rose received additional options to purchase 60,000, 30,000, 30,000, 20,000, 50,000, 20,000, and 20,000, respectively, shares of our common stock. All of these options are subject to stock option agreements under which one-fifth of the option vests on each anniversary date of the original award date. If we terminate Mr. Thomas Rose without “cause,” he will be entitled to severance pay equal to his salary and benefits for one year from the date of termination. In the event of termination for “cause,” Mr. Thomas Rose will not be entitled to severance pay. In the case of voluntary termination or termination for “cause”, Mr. Thomas Rose will be precluded from competing with us for two years following termination. In the event of termination without “cause”, Mr. Thomas Rose will be precluded from competing with us for one year.

We entered into an employment agreement with Mr. Roger Rose effective October 4, 2002. The agreement provided for an annual base salary of $175,000 for the first year, after which his salary has been reviewed annually. Mr. Roger Rose’s base salary for 2009 was $277,039. The agreement had an initial term ending on October 20, 2005, and has been renewed for successive one-year periods. Mr. Roger Rose is also eligible to receive a bonus during the first calendar quarter of each year of the agreement. When he entered into the agreement, Mr. Roger Rose also received an option to purchase 100,000 shares of our common stock and a signing bonus of $40,000. In February 2009, January 2008, March 2007, March 2006, June 2005, August 2004, April 2004 and April 2003, Mr. Roger Rose received additional options to purchase 60,000, 30,000, 30,000, 20,000, 50,000, 20,000, 20,000, and 20,000, respectively, shares of our common stock. All of these options are subject to stock option agreements under which one-fifth of the option vests on each anniversary date of the original award date. If we terminate Mr. Roger Rose without “cause,” he will be entitled to severance pay equal to his salary and benefits for one year from the date of termination. In the event of termination for “cause,” Mr. Roger Rose will not be entitled to severance pay. In the case of voluntary termination or termination for “cause”, Mr. Roger Rose will be precluded from competing with us for two years following termination. In the event of termination without “cause”, Mr. Roger Rose will be precluded from competing with us for one year.

As an employee of the Tutogen Medical GmbH Dr. Koschatzky was appointed as managing director Germany, effective June 1, 2006 and as Vice president and President International operations in March 2007. The employment agreement provided for an annual base salary of 154,450 Euro or $211,711 for the first year. His salary has been reviewed annually by the Board of Directors. Dr. Koschatzky’s base salary since December 2007 is 170,000 Euro or $233,026. Dr. Koschatzky is also eligible to receive an annual bonus in an amount to be determined by the Board of Directors provided the company achieves certain specified goals. In 2008 when the Merger with RTI took place Dr. Koschatzky’s employment agreement has been taken over by RTI Biologics Inc. His stock options were changed into RTI options. In February 2009 the company granted for Dr. Koschatzky additional options to purchase 20,000 shares of RTI’s common stock. All of these options are subject to stock option agreements under which 25% of the option vests on each anniversary of the original award date except for the 2009 granted options whereby 20 % of the options are vesting on each anniversary of the original award date. The agreement with Dr. Koschatzky provides for us to pay on a quarterly basis for a pension payable to a beneficiary of Dr. Koschatzky choosing in monthly rates or in a lump-sum. The company is also placing a company car to Dr. Koschatzky’s disposal. In case of terminating his employment agreement without “cause,” Dr. Koschatzky will according to the German law be entitled to severance pay in dependence to his salary and his job tenure. In the event of termination for “cause,” a severance pay cannot be excluded and has to be negotiated potentially even in front of a court.

Change in Control Agreements

The Company does not have a Change in Control Agreement in place for executive officers.

Indemnification Agreements

The Company does not have indemnification agreements with executive officers.

Restricted Stock Awards

Upon vesting of a restricted stock award and after the payment of the taxes due as a result of vesting, the executive officer is allowed to sell his vested shares.

Exercise of Stock Options

Upon exercise of a stock option and after netting down the shares to pay the taxes due as a result of exercise, the executive officer is allowed to sell his vested stock options.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our chief executive officer, our chief financial officer and each of the other three most highly compensated executive officers who were serving as executive officers at December 31, 2009 for the years indicated.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (17)	Option Awards ($) (16)	Non-Equity Incentive Plan Compensation ($) (18)	All Other Compensation ($)		Total ($)
Brian K. Hutchison	2009	465,216	—	182,300	95,779	17,535	(1)	760,830
Chairman, and Chief Executive Officer	2008	436,962	20,000	158,333	24,278	20,701	(2)	660,274
	2007	414,615	—	162,858	97,500	17,548	(3)	692,521

Thomas F. Rose	2009	276,959	—	109,380	45,977	19,508	(4)	451,824
Executive Vice President, Chief Financial Officer and Secretary	2008	260,096	20,000	135,714	11,654	18,554	(5)	446,018
	2007	241,939	—	162,858	48,750	20,838	(6)	474,385

Roger W. Rose	2009	277,039	—	109,380	45,977	18,624	(7)	451,020
President, RTI Donor Services Executive Vice President	2008	260,096	20,000	135,714	11,654	20,495	(8)	447,959
	2007	247,308	—	162,858	61,116	22,322	(9)	493,604

Caroline A. Hartill	2009	254,546	—	109,380	38,915	16,450	(10)	419,291
Chief Scientific Officer Vice President of Quality Assurance and Regulatory Affairs	2008	239,288	20,000	135,714	9,864	15,841	(11)	420,707
	2007	223,270	—	162,858	37,500	13,152	(12)	436,780

Karl H. Koschatzky	2009	338,130	—	36,460	21,337	154,670	(13)	550,597
President of International Operations	2008	250,128	—	—	17,861	106,413	(14)	374,402
	2007	656,682	—	270,607	71,148	99,269	(15)	1,097,706

(1)	Includes matching contributions under our 401(k) Plan of $12,280, payment of $3,379 for health and dental insurance and payment of $1,876 for term life insurance.

(2)	Includes matching contributions under our 401(k) Plan of $15,500, payment of $3,325 for health and dental insurance and payment of $1,876 for term life insurance.

(3)	Includes matching contributions under our 401(k) Plan of $10,363, payment of $5,309 for health and dental insurance and payment of $1,876 for term life insurance.

(4)	Includes matching contributions under our 401(k) Plan of $14,700, payment of $3,156 for health and dental insurance, payment of $1,652 for term life insurance.

(5)	Includes matching contributions under our 401(k) Plan of $13,800, payment of $3,102 for health and dental insurance, payment of $1,652 for term life insurance.

(6)	Includes matching contributions under our 401(k) Plan of $14,100, payment of $5,086 for health and dental insurance, payment of $1,652 for term life insurance.

(7)	Includes matching contributions under our 401(k) Plan of $12,297, payment of $5,233 for health and dental insurance and payment of $1,094 for term life insurance.

(8)	Includes matching contributions under our 401(k) Plan of $14,212, payment of $5,189 for health and dental insurance and payment of $1,094 for term life insurance.

(9)	Includes matching contributions under our 401(k) Plan of $15,919, payment of $5,309 for health and dental insurance and payment of $1,094 for term life insurance.

(10)	Includes matching contributions under our 401(k) Plan of $12,315, payment of $3,156 for health and dental insurance and payment of $979 for term life insurance.

(11)	Includes matching contributions under our 401(k) Plan of $13,946, payment of $916 for health and dental insurance and payment of $979 for term life insurance.

(12)	Includes matching contributions under our 401(k) Plan of $11,296, payment of $877 for health and dental insurance and payment of $979 for term life insurance.

(13)	Includes pension costs of $123,062, payment of $16,151 for health insurance and payment of $15,457 for car allowances and expenses.

(14)	Includes pension costs of $74,354, payment of $16,457 for health insurance and payment of $16,307 for car allowances and expenses.

(15)	Includes pension costs of $69,270, payment of $15,521 for health insurance and payment of $16,368 for car allowances and expenses.

(16)	Reflects the stock option fair value at date of grant. The value is calculated in accordance with Financial Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. The 2008 and 2007 stock option award amounts were restated from previous proxy disclosures to reflect changes in the SEC rules. The assumptions underlying the valuation of stock options are set forth in footnote 4 to our consolidated financial statements for the year ended December 31, 2009.

(17)	Reflects discretionary bonus earned for 2008 performance.

(18)	Reflects bonuses earned under the Annual Bonus Plan.

GRANTS OF PLAN-BASED AWARDS

This table discloses the actual numbers of stock options granted during 2009 and the grant date fair value of these awards. It also captures potential future payouts under the company’s non-equity incentive plans.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Brian K. Hutchison	2/10/2009	288,434	288,434	288,434	100,000	(2)	2.98	182,300
Thomas F. Rose	2/10/2009	138,480	138,480	138,480	60,000	(2)	2.98	109,380
Roger W. Rose	2/10/2009	138,520	138,520	138,520	60,000	(2)	2.98	109,380
Caroline A. Hartill	2/10/2009	117,091	117,091	117,091	60,000	(2)	2.98	109,380
Karl H. Koschatzky	2/10/2009	101,439	101,439	101,439	20,000	(2)	2.98	36,460

(1)	These amounts represent the threshold, target, and maximum bonuses payable to each executive under the company’s 2009 Bonus Plan.

(2)	Such options were granted on February 10, 2009 pursuant to our 2004 Equity Incentive Plan. Subject to the recipient’s continued service with us, 20% of these options will become exercisable on each anniversary date from February 10, 2009 through February 10, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2009 for executive officers. The table shows unvested and unearned stock awards (both time-based awards and performance-contingent) assuming a market value of $3.84 a share (the closing market price of the company’s common stock on December 31, 2009).

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brian K. Hutchison (1)	—	100,000	2.98	2/10/2019			—	—
	499,995	—	4.80	5/29/2012			—	—
	72,253	20,000	6.18	6/27/2015			—	—
	12,000	18,000	7.25	3/2/2017			—	—
	18,506	16,000	7.28	3/7/2016			—	—
	7,000	28,000	7.45	1/28/2018			—	—
	20,000	—	9.33	4/28/2013			—	—
	40,000	—	10.04	4/26/2014			—	—
	500,000	—	10.13	12/3/2011			—	—
					—	—

Thomas F. Rose (2)	—	60,000	2.98	2/10/2019			—	—
	200,000	—	4.80	5/29/2012			—	—
	40,000	10,000	6.18	6/27/2015			—	—
	12,000	18,000	7.25	3/2/2017			—	—
	12,000	8,000	7.28	3/7/2016			—	—
	6,000	24,000	7.45	1/28/2018			—	—
	20,000	—	9.33	4/28/2013			—	—
	20,000	—	10.04	4/26/2014			—	—
					—	—	—	—

Roger W. Rose (3)	—	60,000	2.98	2/10/2019			—	—
	40,000	10,000	6.18	6/27/2015			—	—
	12,000	18,000	7.25	3/2/2017			—	—
	12,000	8,000	7.28	3/7/2016			—	—
	6,000	24,000	7.45	1/28/2018			—	—
	100,000	—	8.70	10/21/2012			—	—
	20,000	—	9.18	8/9/2014			—	—
	20,000	—	9.33	4/28/2013			—	—
	20,000	—	10.04	4/26/2014			—	—
					—	—	—	—

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Caroline A. Hartill (4)	—	60,000	2.98	2/10/2019			—	—
	40,000	—	4.80	5/29/2012			—	—
	40,000	10,000	6.18	6/27/2015			—	—
	12,000	18,000	7.25	3/2/2017			—	—
	12,000	8,000	7.28	3/7/2016			—	—
	6,000	24,000	7.45	1/28/2018			—	—
	20,000	—	9.33	4/28/2013			—	—
	20,000	—	10.04	4/26/2014			—	—
	40,000	—	10.07	11/12/2011			—	—
					—	—	—	—
Karl H. Koschatzky (5)	18,300	—	2.16	12/9/2012			—	—
	18,300	—	2.23	4/8/2013			—	—
	18,300	—	2.69	6/17/2013			—	—
	—	20,000	2.98	2/10/2019			—	—
	12,200	—	3.49	12/10/2010			—	—
	24,400	—	4.93	11/6/2016			—	—
	12,200	—	7.01	3/19/2017			—	—
	36,600	—	9.51	11/16/2017			—	—
					—	—	—	—

(1)	Mr. Hutchison holds the following stock options which vest 20% per year over a five-year period from the date of grant and a restricted stock award which vests 33.3% per year over a three-year period from the date of grant:

100,000 stock options granted on February 10, 2009. 20,000 stock options vested on February 10, 2010. 20,000 stock options will vest on each of February 10, 2011, 2012, 2013 and 2014.

500,000 stock options granted on May 29, 2002. 100,000 stock options vested on each of May 29, 2003, 2004, 2005, 2006 and 2007.

100,000 stock options granted on June 27, 2005. 20,000 stock options vested on each of June 27, 2006, 2007, 2008 and 2009. 20,000 stock options will vest on June 27, 2010.

30,000 stock options granted on March 2, 2007. 6,000 stock options vested on March 2, 2008, 2009 and 2010. 6,000 stock options will vest on each of March 2, 2011 and 2012.

40,000 stock options granted on March 7, 2006. 8,000 stock options vested on each of March 7, 2007, 2008, 2009 and 2010. 8,000 stock options will vest on March 7, 2011.

35,000 stock options granted on January 28, 2008. 7,000 stock options vested on each of January 28, 2009 and 2010. 7,000 stock options will vest on each of January 28, 2011, 2012 and 2013.

20,000 stock options granted on April 28, 2003. 4,000 stock options vested on each of April 28, 2004, 2005, 2006, 2007 and 2008.

40,000 stock options granted on April 26, 2004. 8,000 stock options vested on April 26, 2005, 2006, 2007, 2008 and 2009.

500,000 stock options granted on December 3, 2001. 100,000 stock options vested on each of December 3, 2002, 2003, 2004, 2005 and 2006.

10,000 restricted stock awards granted March 2, 2006. 3334 restricted stock awards vested on March 7, 2007. 3,333 restricted stock awards vested on March 7, 2008 and 2009.

(2)	Mr. Thomas Rose holds the following stock options which vest 20% per year over a five-year period from the date of grant and a restricted stock award which vests 33.3% per year over a three-year period from the date of grant:

60,000 stock options granted on February 10, 2009. 12,000 stock options vested on February 10, 2010. 12,000 stock options will vest on each of February10, 2011, 2012, 2013 and 2014.

200,000 stock options granted on May 29, 2002. 40,000 stock options vested on each of May 29, 2003, 2004, 2005, 2006 and 2007.

50,000 stock options granted on June 27, 2005. 10,000 stock options vested on each of June 27, 2006, 2007, 2008 and 2009. 10,000 stock options will vest on June 27, 2010.

30,000 stock options granted on March 2, 2007. 6,000 stock options vested on March 2, 2008, 2009 and 2010. 6,000 stock options will vest on each of March 2, 2011 and 2012.

20,000 stock options granted on March 7, 2006. 4,000 stock options vested on each of March 7, 2007, 2008, 2009 and 2010. 4,000 stock options will vest on March 7, 2011.

30,000 stock options granted on January 28, 2008. 6,000 stock options vested on each of January 28, 2009 and 2010. 6,000 stock options will vest on each of January 28, 2011, 2012 and 2013.

20,000 stock options granted on April 28, 2003. 4,000 stock options vested on each of April 28, 2004, 2005, 2006, 2007 and 2008.

20,000 stock options granted on April 26, 2004. 4,000 stock options vested on each of April 26, 2005, 2006, 2007, 2008 and 2009.

5,000 restricted stock awards granted on March 7, 2006. 1,667 restricted stock awards vested on each of March 7, 2007 and 2008. 1,666 restricted stock awards vested on March 7, 2009.

(3)	Mr. Roger Rose holds the following stock options which vest 20% per year over a five-year period from the date of grant and a restricted stock award which vests 33.3% per year over a three-year period from the date of grant:

60,000 stock options granted on February 10, 2009. 12,000 stock options vested on February 10, 2010. 12,000 stock options will vest on each of February10, 2011, 2012, 2013 and 2014.

50,000 stock options granted on June 27, 2005. 10,000 stock options vested on each of June 27, 2006, 2007, 2008 and 2009. 10,000 stock options will vest on June 27, 2010.

30,000 stock options granted on March 2, 2007. 6,000 stock options vested on March 2, 2008, 2009 and 2010. 6,000 stock options will vest on each of March 2, 2011 and 2012.

20,000 stock options granted on March 7, 2006. 4,000 stock options vested on each of March 7, 2007, 2008, 2009 and 2010. 4,000 stock options will vest on March 7, 2011.

30,000 stock options granted on January 28, 2008. 6,000 stock options vested on each of January 28, 2009 and 2010. 6,000 stock options will vest on each of January 28, 2011, 2012 and 2013.

100,000 stock options granted on October 21, 2002. 20,000 stock options vested on each of October 21, 2003, 2004, 2005, 2006 and 2007.

20,000 stock options granted on August 9, 2004. 4,000 stock options vested on each of August 9, 2005, 2006, 2007, 2008 and 2009.

20,000 stock options granted on April 28, 2003. 4,000 stock options vested on each of April 28, 2004, 2005, 2006, 2007 and 2008.

20,000 stock options granted on April 26, 2004. 4,000 stock options vested on each of April 26, 2005, 2006, 2007, 2008 and 2009.

5,000 restricted stock awards granted on March 7, 2006. 1,667 restricted stock awards vested on each of March 7, 2007 and 2008. 1,666 restricted stock awards vested on March 7, 2009.

(4)	Ms. Hartill holds the following stock options which vest 20% per year over a five-year period from the date of grant and a restricted stock award which vests 33.3% per year over a three-year period from the date of grant:

60,000 stock options granted on February 10, 2009. 12,000 stock options vested on February 10, 2010. 12,000 stock options will vest on each of February10, 2011, 2012, 2013 and 2014.

40,000 stock options granted on May 29, 2002. 8,000 stock options vested on each of May 29, 2003, 2004, 2005, 2006 and 2007.

50,000 stock options granted on June 27, 2005. 10,000 stock options vested on each of June 27, 2006, 2007, 2008 and 2009. 10,000 stock options will vest on June 27, 2010.

30,000 stock options granted on March 2, 2007. 6,000 stock options vested on March 2, 2008, 2009 and 2010. 6,000 stock options will vest on each of March 2, 2011 and 2012.

20,000 stock options granted on March 7, 2006. 4,000 stock options vested on each of March 7, 2007, 2008, 2009 and 2010. 4,000 stock options will vest on March 7, 2011.

30,000 stock options granted on January 28, 2008. 6,000 stock options vested on each of January 28, 2009 and 2010. 6,000 stock options will vest on each of January 28, 2011, 2012 and 2013.

20,000 stock options granted on April 28, 2003. 4,000 stock options vested on each of April 28, 2004, 2005, 2006, 2007 and 2008.

20,000 stock options granted on April 26, 2004. 4,000 stock options vested on each of April 26, 2005, 2006, 2007, 2008 and 2009.

40,000 stock options granted on November 12, 2001. 8,000 stock options vested on each of November 12, 2002, 2003, 2004, 2005 and 2006.

5,000 restricted stock awards granted on March 7, 2006. 1,667 restricted stock awards vested on each of March 7, 2007 and 2008. 1,666 restricted stock awards vested on March 7, 2009.

(5)	Dr. Karl Koschatzky holds the following stock options which vest 20% per year over a five-year period from the date of grant:

20,000 stock options granted on February 10, 2009. 4,000 stock options vested on February 10, 2010. 4,000 stock options will vest on each of February10, 2011, 2012, 2013 and 2014.

18,300 stock options granted on December 9, 2002. 3,660 stock options vested on each of December 9, 2003, 2004, 2005, 2006 and 2007.

12,200 stock options granted on December 10, 2000. 2,440 stock options vested on each of December 10, 2001, 2002, 2003, 2004 and 2005.

Dr. Karl Koschatzky holds the following stock options which vested 100% as a result of the merger with Tutogen Medical Inc., effective February 27, 2008:

18,300 stock options granted on April 8, 2003. 3,660 stock options vested on each of April 8, 2004, 2005, 2006, 2007 and 2008.

18,300 stock options granted on June 17, 2003. 3,660 stock options vested on each of June 17, 2004, 2005, 2006, 2007 and 2008.

24,400 stock options granted on November 6, 2006. 4,880 stock options vested on each of on November 6, 2007. 19,520 stock options vested on February 27, 2008 as a result of the merger with Tutogen Medical Inc.

12,200 stock options granted on March 19, 2007. 12,200 stock options vested on February 27, 2008 as a result of the merger with Tutogen Medical Inc.

36,600 stock options granted on November 16, 2007. 36,600 stock options vested on February 27, 2008 as a result of the merger with Tutogen Medical Inc.

OPTION EXERCISES AND STOCK VESTED

The table below includes information related to options exercised by each of the named executive officers during fiscal 2009 and restricted stock awards that vested during fiscal 2009. The value realized for such options and restricted stock awards is also provided. For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options. For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (#)
Brian K. Hutchison	—	$—	3,333	$7,699
Thomas F. Rose	—	—	1,666	3,848
Roger W. Rose	—	—	1,666	3,848
Caroline A. Hartill	—	—	1,666	3,848
Karl H. Koschatzky	29,280	101,043	—	—

DIRECTOR COMPENSATION

Our directors who are also our employees or officers do not receive any compensation specifically related to their activities as directors, other than reimbursement for expenses incurred relating to their attendance at meetings of our Board of Directors. Our non-employee directors are eligible to receive an annual retainer of $25,000, to be paid in quarterly installments. In addition, our non-employee directors are eligible to receive an attendance fee of $5,000 per meeting, $500 for teleconference meetings and $2,000 per committee meeting or $1,000 per committee meeting if the committee meeting occurs on the same day as a board of directors meeting and reimbursement for their expenses incurred relating to their attendance at meetings of the Board of Directors and committees thereof. The Chairman of our Audit Committee receives additional annual compensation of $15,000 and the Chairman of our Compensation Committee receives additional annual compensation of $10,000. Effective 2010 the Lead Director receives additional annual compensation of $15,000.

At the discretion of our Board of Directors or Compensation Committee, our directors are also eligible to receive awards under our 2010 Plan, 2004 Plan and TMI Plans. On February 12, 2009, each of our non-employee directors; David J. Simpson, Philip R. Chapman, Peter F. Gearen, Gregory P. Rainey, Julianne M. Bowler, Udo Henseler, Roy D. Crowninshield, and Adrian J. R. Smith received a grant of 20,000 options at an exercise price of $2.98 per share to purchase shares of our common stock. This option was subject to a stock option agreement under which full vesting of the option occurred on the one year anniversary date of the grant.

The following table discloses the cash fees and option awards and total compensation earned, paid or awarded, as the case may be, to each of the company’s directors during 2009. Columns disclosing compensation under the headings “Stock Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” are not included because no compensation in these categories was awarded to, earned by or paid to our directors in 2009.

Name	Fees Earned or Paid in Cash ($) (1)		Option Awards ($) (2)		Total ($)
Philip R. Chapman	63,000		33,890	(3)	96,890
Peter F. Gearen	61,000		33,890	(3)	94,890
Michael J. Odrich	51,000	(4)	33,890	(3)	84,890
David J. Simpson	76,500		33,890	(3)	110,390
Gregory P. Rainey	57,000		33,890	(3)	90,890
Julianne M. Bowler	57,500		33,890	(3)	91,390
Udo Henseler	57,000		33,890	(3)	90,890
Adrian J. R. Smith	53,000		33,890	(3)	86,890
Roy D. Crowninshield	57,000		33,890	(3)	90,890

(1)	Includes 2009 annual cash retainer and fees for serving on our Board and committees of our Board.

(2)	Reflects the stock option fair value at date of grant. The value is calculated in accordance with Financial Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. The assumptions underlying the valuation of stock options are included in footnote 4 to our consolidated financial statements for the year ended December 31, 2009.

(3)	Includes 20,000 options granted in 2009 to purchase shares of our common stock with a per share grant date fair value of $2.98.

(4)	$28,500 of Mr. Odrich’s $51,000 cash compensation was paid to Barclays Global Investors, formerly LB I Group, Inc. (a wholly-owned subsidiary of Lehman Brothers Holdings, Inc), where Mr. Odrich was an employee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Philip R. Chapman (Chairman)

David J. Simpson

Roy D. Crowninshield

Adrian J. R. Smith

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 9, 2010 regarding the beneficial ownership of our common stock by: (1) each person known by us to own beneficially more than 5% of our outstanding common stock; (2) each of our directors and nominees for director; (3) each executive officer named in the Summary Compensation Table; and (4) all of our directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed. Unless otherwise indicated, the address of the beneficial owner is: c/o RTI Biologics, Inc., 11621 Research Circle, Alachua, Florida 32615.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)
	Number	Percent
Brian K. Hutchison (2)	1,352,446	2.4
Thomas F. Rose (3)	333,700	*
Roger W. Rose (4)	265,000	*
Caroline A. Hartill (5)	196,000	*
Karl H. Koschatzky (6)	142,740	*
David J. Simpson (7)	133,157	*
Philip R. Chapman (8)	143,363	*
Peter F. Gearen (9)	114,400	*
Gregory P. Rainey (10)	65,000	*
Julianne M. Bowler (11)	54,492	*
Michael J. Odrich (12)	—	*
Roy D. Crowninshield (13)	113,640	*
Udo Henseler (14)	60,140	*
Adrian J.R. Smith (15)	49,890	*

Fidelity Management & Research Co. (16) 82 Devonshire Street Boston, Massachusetts 02109	5,374,043	9.9

Gagnon Securities LLC (17) 1370 Avenue of the Americas, Suite 2400 New York, NY 10019	4,077,141	7.5

HealthCor Management, LP (18) Carnegie Hall Tower 152 West 57 Street, 43rd Floor New York, NY 10019	3,950,000	7.2

Kopp Investment Advisors LLC (19) 7701 France Avenue South, Suite 500 Edina, Minnesota 55435	3,080,026	5.6

BlackRock Institutional Trust Company, N.A. (20) 400 Howard Street San Francisco, California 94105	2,766,700	5.1

All executive officers and directors, including those named as a group (14 persons) (21)	3,023,968	5.3

*	Represents beneficial ownership of less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Shares of common stock issuable pursuant to options, to the extent such options are exercisable or convertible within 60 days after March 9, 2010 are treated as outstanding for purposes of computing the percentage of the person holding such securities but are not treated as outstanding for purposes of computing the percentage of any other person.

(2)	Includes currently-exercisable options to purchase 1,183,000 shares of our common stock.

(3)	Includes currently-exercisable options to purchase 310,000 shares of our common stock.

(4)	Includes currently-exercisable options to purchase 230,000 shares of our common stock.

(5)	Includes currently-exercisable options to purchase 190,000 shares of our common stock.

(6)	Includes currently-exercisable options to purchase 140,300 shares of our common stock.

(7)	Includes currently-exercisable options to purchase 103,000 shares of our common stock. Mr. Simpson also holds 30,000 shares of common stock and his wife owns 157 shares of common stock as part of an individual retirement account. Mr. Simpson disclaims beneficial ownership of all shares other than those held in his name.

(8)	Includes currently-exercisable options to purchase 100,000 shares of our common stock.

(9)	Includes currently-exercisable options to purchase 100,000 shares of our common stock.

(10)	Includes currently-exercisable options to purchase 60,000 shares of our common stock.

(11)	Includes currently-exercisable options to purchase 50,000 shares of our common stock.

(12)	Mr. Odrich has no beneficial ownership of our common stock. We have been advised that after July 1, 2009, Mr. Odrich has no investment control with respect to shares of our common stock held by Barclays Global Investors, formerly LB I Group, Inc. (a wholly-owned subsidiary of Lehman Brothers Holdings, Inc), and Mr. Odrich’s former employer. The Barclays Global Investors holding includes currently-exercisable options to purchase 100,000 shares of our common stock.

(13)	Includes currently-exercisable options to purchase 78,190 shares of our common stock.

(14)	Includes currently-exercisable options to purchase 44,640 shares of our common stock.

(15)	Includes currently-exercisable options to purchase 47,690 shares of our common stock.

(16)	Information is derived from the Schedule 13G, filed February 12, 2010 by Fidelity Management & Research Co. with the Securities and Exchange Commission. Such filing states that Fidelity Management & Research Co. is deemed to have beneficial ownership as of February 12, 2010 of 5,374,043 shares.

(17)	Information is derived from Form 13F-HR, filed February 4, 2010 by Gagnon Securities LLC with the Securities and Exchange Commission.

(18)	Information is derived from Form 13F, filed February 16, 2010 by HealthCor Management, LP with the Securities and Exchange Commission.

(19)	Information is derived from Form 13F, filed February 1, 2010 by Kopp Investment Advisors LLC with the Securities and Exchange Commission.

(20)	Information is derived from Form 13F, filed February 12, 2010 by BlackRock Institutional Trust Company, N.A. with the Securities and Exchange Commission.

(21)	Includes options to purchase 2,636,820 shares of our common stock.

Securities Authorized For Issuance Under Equity Compensation Plans

We have four stock-based compensation plans under which employees, consultants and outside directors have received stock options and other equity-based awards. At December 31, 2009, awards relating to 6,259,952 shares were outstanding, and 793,821 shares remained available for the grant of awards under our plans. For the year ended December 31, 2009, employees and outside directors of the company were granted 885,000 stock options under the plans. Stock options are granted with an exercise price equal to 100% of the market value of a share of common stock on the date of the grant, generally have ten-year contractual terms, and vest over a one to five year period from the date of grant.

Plan Category	Equity Compensation Plan Information
	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,259,952	$6.20	793,821	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	6,259,952	$6.20	793,821	(1)

(1)	Includes 134,000 shares available under the 2004 Plan and 659,821 shares available under the TMI 2006 Incentive and Non-Statutory Stock Option Plan.

AUDIT MATTERS

Independent Public Accountant

The appointment of Deloitte & Touche LLP, independent registered public accounting firm, to audit our accounts for the year 2010 is subject to the approval by the Audit Committee of the scope of the 2010 audit engagement and the estimated audit fees. We expect a representative of Deloitte & Touche LLP to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth fees billed for professional audit services and other services rendered to the company by Deloitte & Touche LLP and its affiliates for the fiscal years ended December 31, 2009 and 2008.

	Fiscal 2009	Fiscal 2008
Audit Fees (1)	$670,228	$1,090,350
Audit-Related Fees	—	—
Tax Fees (2)	73,815	92,560
All Other Fees (3)	—	9,760

Total (4)	$744,043	$1,192,670

(1)	Audit fees include the aggregate fees billed for professional services rendered for the audit of our annual financial statements, for the Sarbanes-Oxley Section 404 audit of our internal control structure, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years.

(2)	Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning, primarily related to the preparation and review of federal, state and international tax returns and assistance with tax audits.

(3)	All other fees principally relate to merger-related services and benefit plan consulting services in fiscal 2008. The Audit Committee has determined that the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

(4)	The decrease in total fees in 2009 resulted from non-recurring fees in 2008 related to the merger with TMI in February 2008.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2009 and 2008, for the Sarbanes-Oxley Section 404 audit of our internal control structure, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those years were $670,228 and $1,090,350, respectively.

Audit-Related Fees

Deloitte rendered no professional services for audit-related services for the years ended December 31, 2009 or 2008.

Tax Fees

The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice and tax planning for the years ended December 31, 2009 and 2008 totaled $73,815 and $92,560, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services. All “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

AUDIT COMMITTEE REPORT

The Audit Committee presently consists of Messrs. Simpson, Henseler, Gearen and Ms. Bowler. All of the Audit Committee members satisfy the definition of independent director as established in the rules of The Nasdaq Stock Market and the Sarbanes-Oxley Act of 2002. The Board of Directors adopted an amended written charter for the Audit Committee on December 8, 2008, which is available on our website at www.rtix.com/AuditCharter.aspx. Under the Charter of the Audit Committee, the Audit Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the company, the adequacy of the company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the company, and pre-approval of the current year audit and non-audit fees with the company’s independent auditor.

Management is responsible for our financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes.

During the year ended December 31, 2009, the Audit Committee held meetings and otherwise met and communicated with management and with Deloitte & Touche LLP, the company’s Independent Auditor for 2009. Deloitte & Touche discussed with the Audit Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by PCAOB AV 380, “Communication with Audit Committees,” And SEC Rule 2-07 of Regulation S-X. The Audit Committee also discussed with Deloitte & Touche its independence from the company and received the written disclosures and the letter from Deloitte & Touche concerning independence as required by the PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”. The Audit Committee also reviewed the provision of services by Deloitte & Touche not related to the audit of the company’s financial statements and not related to the review provision of the company’s interim financial statements as it pertains to the independence of Deloitte & Touche. Deloitte & Touche also periodically reported the progress of its audit of the effectiveness of the company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management the company’s financial results prior to the release of earnings. In addition, the Audit Committee reviewed and discussed with management and Deloitte & Touche the interim financial information included in the March 31, 2009, June 30, 2009 and September 30, 2009 Form 10-Qs prior to their being filed with the SEC. The Audit Committee also reviewed and discussed the company’s audited financial statements for the year ended December 31, 2009 with management and Deloitte & Touche. Deloitte & Touche informed the Audit Committee that the company’s audited financial statements are presented fairly in conformity with accounting principles generally accepted in the United States of America. The Audit Committee also monitored and reviewed the company’s procedures and policies relating to the requirements of Section 404 of the Sarbanes-Oxley Act and related regulations.

Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, The Audit Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2009.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

Audit Committee,

David J. Simpson (Chairman)

Udo Henseler

Peter F. Gearen

Julianne M. Bowler

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Board of Directors of the company has adopted a related party transaction policy. The policy requires that all “interested transactions” (as defined below) between the company and any “related party” (as defined below) are subject to approval or ratification by the Audit Committee. In determining whether to approve or ratify such transactions, the Audit Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Also, the Board of Directors has delegated to the chair of the Audit Committee the authority to pre-approve or ratify any interested transaction in which the aggregate amount is expected to be less than $1 million. Finally, the policy provide that no director shall participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director shall provide all material information concerning the interested transaction to the Audit Committee.

Under the policy, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or any guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $100,000 in any fiscal year;

•	the company is a participant; and

•	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

A “related party” is defined as any:

•

person who is or was (since the beginning of the last fiscal year for which the company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than five percent beneficial owner of the company’s common stock; or

•	immediate family member of any of the foregoing.

2009 Transactions with Related Persons

Based on information provided by the directors, the executive officers, and the legal department, the Nominating and Governance Committee determined that there are no material related person transactions to be reported in this proxy statement.

OTHER MATTERS

Our Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

ANNUAL REPORT

A copy (without exhibits) of our Annual Report, including our report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, has been provided with this proxy statement; however, that report is not part of the proxy soliciting information.

Additional copies of the Form 10-K are available, free of charge, upon request directed to:

Investor Relations

RTI Biologics, Inc.

11621 Research Circle

Alachua, Florida 32615

Telephone: (386) 418-8888

Our 2009 Form 10-K is also available through our website at http://www.rtix.com/investors/sec-filings-reports/. Our Form 10-K is not proxy soliciting material.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

STOCKHOLDER PROPOSALS

All stockholder proposals intended to be presented at our Annual Meeting of Stockholders to be held in 2011 must be received by the Corporate Secretary at the address below no later than November 20, 2010 in order to be considered for inclusion in the Board of Directors’ proxy statement and form of proxy card relating to the 2011 Annual Meeting. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

RTI Biologics, Inc.

11621 Research Circle

Alachua, Florida 32615

Annex A

RTI BIOLOGICS, INC.

2010 EQUITY INCENTIVE PLAN

1. Background. The purpose of the RTI Biologics, Inc. 2010 Equity Incentive Plan (the “Plan”) is to facilitate the ability of RTI Biologics, Inc., a Delaware corporation (the “Corporation”), and its Affiliates (as defined below) to attract, motivate and retain key personnel through the use of equity-based incentive compensation awards (“Awards”).

2. Certain Definitions. Under the Plan, except where the context otherwise indicates, the following definitions shall apply:

(a) “Affiliate” shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(b) “Board” shall mean the Board of Directors of the Corporation.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” shall mean shares of the Corporation’s common stock, par value of $.001 per share.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f) “Fair Market Value” of a share of Common Stock, as of any date, shall mean, unless otherwise required by the Code or determined by the Committee:

(i) the last reported sale price of the Common Stock on the Nasdaq National Market or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or

(ii) if such Common Stock shall then be listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

(iii) if such Common Stock shall not be quoted on such National Market nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

(iv) if none of the foregoing is applicable, then the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee (as defined below) in its discretion.

(g) “Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(h) “Performance-Based Exemption” shall mean the qualified performance-based compensation exemption from the deduction limitation provisions of Section 162(m) of the Code.

(i) “Securities Act” shall mean the Securities Act of 1933, as amended.

3. Administration.

(a) Committee. The Plan shall be administered by the Board or a committee (the “Committee”) comprised of at least two members of the Board, each of whom shall qualify as an “outside director” within the meaning of Section 162(m) or the Code and as a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act. If for any reason the Committee does not satisfy the requirements of the preceding sentence, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee. The members of the Committee shall be appointed by and serve at the pleasure of the Board.

(b) Responsibility and Authority of Committee. Subject to the provisions of the Plan, the Committee, acting in its discretion, shall have responsibility and full power and authority to (1) select the persons to whom Awards shall be made, (2) prescribe the terms and conditions of each Award and make amendments thereto, (3) construe, interpret and apply the provisions of the Plan and of any Grant Agreement, and (4) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Corporation’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

(c) Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.

(d) Committee Actions. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decisions of the Committee as to any disputed question arising in connection with the Plan and any Award made under the Plan, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

(e) Indemnification. The Corporation shall indemnify and hold harmless each member of the Committee (or person, group or subcommittee appointed by the Committee) and any employee or director of the Corporation or of an Affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

4. Limitations on Awards Under the Plan.

(a) Aggregate Share Limitation. The number of shares of Common Stock that may be issued under the Plan may not exceed 5,000,000. Subject to applicable law, shares are not considered issued for this purpose if such shares are (1) covered by the unexercised portion of an option that terminates, expires, is canceled or is settled in cash, (2) repurchased by the Corporation or forfeited by the recipient of an Award, (3) subject to an Award that is forfeited, canceled, terminated or settled in cash, or (4) withheld or surrendered as payment of the exercise or purchase price under an Award or the tax withholding obligations associated with the exercise, vesting or settlement of an Award.

(b) Annual Individual Award Limitations. The maximum number of shares of Common Stock covered by options and stock appreciation rights (“SARs”) granted to an employee in a calendar year is 500,000. The maximum number of shares that may be earned by an employee with respect to any calendar year pursuant to Awards under Section 9 (that are intended to qualify for the Performance-Based Exemption), other than options and SARs, is 100,000. Any unused portion of the annual limitation on such performance-based Awards that may be earned by an employee may be carried forward on a cumulative basis.

(c) Special Rules. For purposes of applying the limitations of Section 4(b), (1) an employee’s Award is “earned” upon satisfaction of the applicable performance condition(s), without regard to whether settlement of the Award is deferred or remains subject to a continuing service or other non-performance based condition, and (2) an employee’s annual performance limit is “used” at the time of grant of the Award, without regard to whether the Award is subsequently earned.

5. Eligibility. The Corporation may grant Awards under the Plan to any present or future directors, officers, other employees and other key personnel (including, consultants) of the Corporation or an Affiliate.

6. Stock Option Awards.

(a) General. Stock options granted under the Plan shall have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. The Committee may impose restrictions on shares acquired upon, and/or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to, the exercise of options granted under the Plan.

(b) Minimum Exercise Price. The exercise price per share of Common Stock covered by an option may not be less than 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (110% in the case of “incentive stock options” (within the meaning of Section 422 of the Code) granted to an employee who is a 10% stockholder within the meaning of Section 422(b)(6) of the Code).

(c) Limitation on Repricing of Options. Unless and except to the extent otherwise approved by the stockholders of the Corporation, the “repricing” of options granted under the Plan shall not be permitted. For this purpose, “repricing” means: (1) amending the terms of an option after it is granted to lower its exercise price, (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) canceling an option at a time when its exercise price is equal to or greater than the fair market value of the underlying shares, in exchange for another option, restricted stock or other equity; provided, however, that a cancellation, exchange or other modification to an option that occurs in connection with a merger, acquisition, spin-off or other corporate transaction, including under Section 10 (relating to capital and other corporate changes) shall not be deemed a repricing. A cancellation and exchange described in clause (3) of the preceding sentence shall be considered a repricing regardless of whether the option, restricted stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the optionee.

(d) Maximum Duration. Unless sooner terminated in accordance with its terms, an option shall automatically expire on the tenth anniversary of the date it is granted (the fifth anniversary of the date it is granted in the case of an “incentive stock option” granted to an employee who is a 10% stockholder).

(e) Effect of Termination of Employment or Other Service. At the time an option is granted or, if no rights of the optionee are thereby reduced, thereafter, the Committee may establish such exercisability and other conditions applicable to the option following the termination of the optionee’s employment or other service with the Corporation and its Affiliates as the Committee deems appropriate. Notwithstanding the foregoing, no extension of exercisability or other modification of an option or SAR is permitted if and to the extent such extension or other modification would cause the option or SAR to be subject to Section 409A of the Code.

(f) Nontransferability. No option shall be assignable or transferable except upon the optionee’s death to a beneficiary designated by the optionee in a manner prescribed or approved for this purpose by the Committee, or if there is no designated beneficiary or if no designated beneficiary shall survive the optionee, pursuant to the optionee’s will or by the laws of descent and distribution. During an optionee’s lifetime, options may be exercised only by the optionee or the optionee’s guardian or legal representative. Notwithstanding the foregoing, the Committee may permit the inter vivos transfer of an optionee’s options (other than options designated as “incentive stock options”) by gift to any “family member” on such terms and conditions as the Committee deems appropriate. For this purpose, a “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the optionee’s household (other than a tenant or employee), a trust in which such persons have a majority of the beneficial interest, a foundation in which the management of assets is controlled by such persons (or the optionee), and any other entity in which a majority of voting interests are owned by such persons (or the optionee).

(g) Manner of Exercise. An outstanding and exercisable option may be exercised by transmitting to the Secretary of the Corporation (or other person designated for this purpose by the Committee) a written notice identifying the option that is being exercised and specifying the number of shares to be purchased pursuant to that option, together with payment of the exercise price, and by satisfying the applicable tax withholding obligations pursuant to Section 11. The Committee, acting in its sole discretion, may permit the exercise price to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure to the extent permitted by law, in the form of unrestricted shares of Common Stock (to the extent of the fair market value thereof) if the surrender or withholding of such shares does not result in the recognition of additional accounting expense by the Corporation or, subject to applicable law, by any other form of consideration deemed appropriate. In addition, the Committee may permit optionees to elect to defer the delivery of shares representing the profit upon exercise of an option, subject to such terms, conditions and restrictions as the Committee may specify.

(h) Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until payment of the exercise price and the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Corporation.

7. Stock Awards. The Committee may grant stock Awards upon such terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. A stock Award may take the form of the issuance and transfer to the recipient of shares of Common Stock or a grant of stock units representing a right to receive shares of Common Stock in the future and, in either case, may be subject to designated vesting conditions and transfer restrictions.

(a) Minimum Purchase Price. The purchase price payable for shares of Common Stock transferred pursuant to a stock Award must be at least equal to their par value, unless other lawful consideration is received by the Corporation for the issuance of the shares or treasury shares are delivered in connection with the Award.

(b) Stock Certificates for Non-Vested Stock. Shares of Common Stock issued pursuant to a non-vested stock Award may be evidenced by book entries on the Corporation’s stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for shares is issued before the stock Award vests, the certificate shall bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the shares, and the Corporation may require that any or all such stock certificates be held in custody by the Corporation until the applicable conditions are satisfied and other restrictions lapse. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares issued pursuant to non-vested stock Awards, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the Award.

(c) Stock Certificates for Vested Stock. The recipient of a stock Award that is or becomes vested shall thereupon be entitled to receive a certificate, free and clear of conditions and restrictions (except as may be imposed in order to comply with applicable law), for the vested shares covered by the Award, subject, however, to the payment or satisfaction of withholding tax obligations in accordance with Section 11. The delivery of vested shares covered by an Award of stock units may be deferred if and to the extent provided by the terms of the Award or directed by the Committee; provided that any such deferral complies with the distribution and election timing requirements of Section 409A of the Code.

(d) Rights as a Stockholder. Unless otherwise determined by the Committee, (1) the recipient of a stock Award shall be entitled to receive dividend payments (or, in the case of an Award of stock units, dividend equivalent payments) on or with respect to the shares that remain covered by the Award (which the Committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying Award), (2) the recipient of a non-vested stock Award may exercise voting rights if and to the extent that shares of Common Stock have been issued to the recipient pursuant to the Award, and (3) the recipient shall have no other rights as a stockholder with respect to such shares unless and until the shares are issued to the recipient free of all conditions and restrictions under the Plan.

(e) Nontransferability. With respect to any stock Award, unless and until all applicable vesting conditions, if any, are satisfied and vested shares are issued, neither the stock Award nor any shares of

Common Stock issued pursuant to the Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Corporation in accordance with the terms of the Award or the Plan. Any attempt to do any of the foregoing before such time shall be null and void and, unless the Committee determines otherwise, shall result in the immediate forfeiture of the shares or the Award, as the case may be.

(f) Termination of Service Before Vesting; Forfeiture. Unless the Committee determines otherwise at or after the time of the grant, a non-vested stock Award shall be forfeited upon the recipient’s termination of employment or other service with the Corporation and its Affiliates. If a non-vested stock Award is forfeited, any certificate representing shares subject to such Award shall be canceled on the books of the Corporation and the recipient shall be entitled to receive from the Corporation an amount equal to the purchase price, if any, paid for such shares. If an Award of stock units is forfeited, the recipient shall have no further right to receive the shares of Common Stock represented by such units.

8. Other Equity-Based Awards. The Committee may grant SARs, dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based Awards to eligible persons, subject to such terms and conditions as it may establish. Awards made pursuant to this Section may entail the transfer of shares of Common Stock to an Award recipient or the payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of applicable tax and/or other laws. Shares of Common Stock covered by an Award made under this Section shall be deemed to have been issued under the Plan for the purpose of applying the aggregate share limitation of Section 4(a) if and when such shares or the Award to which such shares relate shall become vested. An SAR constitutes a conditional right of the recipient to receive, in cash or shares of equivalent value (as determined by the Committee, in its sole discretion), an amount equal to the fair market value of a share at an exercise or designated settlement date minus a specified base price, which shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

9. Performance-Based Awards.

(a) General. The Committee may condition the grant, exercise, vesting or settlement of Awards on the achievement of specified performance goals. The provisions of this Section shall apply to a performance-based Award that is intended to qualify for the Performance-Based Exemption (other than an option or an SAR). Any performance-based Award that is not intended to qualify for the Performance-Based Exemption may, but shall not be required, to satisfy the terms and conditions of this Section. The performance period during which achievement of such performance goals may be measured may be any period specified by the Committee.

(b) Objective Performance Goals. A performance goal established in connection with an Award covered by this Section must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date when fulfillment is substantially uncertain not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period, and (3) based on any one or more of the following business criteria applied to an individual, a subsidiary, a business unit or division, or the Corporation and any one or more of its subsidiaries or Affiliates as a group, all as determined by the Committee:

(i) total revenue or any key component thereof;

(ii) operating income, pre-tax or after-tax income from continuing operations, EBITA, EBITDA or net income;

(iii) cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

(iv) earnings per share or earnings per share from continuing operations (basic or diluted);

(v) return on capital employed, return on invested capital, return on assets or net assets;

(vi) after-tax return on stockholders’ equity;

(vii) economic value created;

(viii) operating margins or operating expenses;

(ix) value of the Common Stock or total return to stockholders;

(x) value of an investment in the Common Stock assuming the reinvestment of dividends;

(xi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, business expansion goals, implementation of efficiencies or cost savings, cost targets, employee satisfaction, management of employment practices and employee benefits, or supervision of litigation or information technology goals, or goals relating to acquisitions or divestitures of subsidiaries, Affiliates or joint ventures; and/or

(xii) a combination of any or all of the foregoing criteria.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. If and to the extent permitted under Section 162(m) of the Code, the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period.

(c) Calculation of Performance-Based Award. At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals established pursuant to this Section are achieved and the extent to which each performance-based Award has been earned. The Committee may not exercise its discretion to enhance the value of an Award that is subject to performance-based conditions imposed under this Section.

10. Capital Changes, Reorganization, Sale.

(a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares issuable under the Plan, the maximum number and class of shares with respect to which options, SARs or other Awards may be granted to or earned by any employee in any calendar year, the number and class of shares and the exercise price per share covered by each outstanding option, the number and class of shares and the base price per share covered by each outstanding SAR, and the number and class of shares covered by each outstanding stock unit or other Award, and any per-share base or purchase price or target market price included in the terms of any such Award, and related terms shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Corporation’s capital stock.

(b) Cash, Stock or Other Property for Stock. Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), all optionees shall be permitted to exercise their outstanding options in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding options which are not exercised before the Exchange Transaction shall thereupon terminate. Notwithstanding the preceding sentence, if, as part of an Exchange Transaction, the stockholders of the Corporation receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then all outstanding options shall be converted into options to purchase shares of Exchange Stock. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock shall receive in the Exchange Transaction and, unless the Board determines otherwise, the vesting conditions with respect to the converted options shall be substantially the same as the vesting conditions set forth in the original Grant Agreement. The Board, acting in its discretion, may accelerate vesting of non-vested stock Awards and other Awards, provide for cash settlement and/or make such other adjustments to the terms of any outstanding Award as it deems appropriate in the context of an Exchange Transaction.

(c) Definition of Exchange Transaction. For purposes hereof, the term “Exchange Transaction” means a merger (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition or disposition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Corporation or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Corporation receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

(d) Fractional Shares. In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such Award shall cover only the number of full shares resulting from the adjustment.

(e) Determination Final. All adjustments under this Section shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

11. Tax Withholding. As a condition to the exercise of any Award or the delivery of any shares of Common Stock pursuant to any Award or the lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Corporation or an Affiliate relating to an Award (including, without limitation, an income tax deferral arrangement pursuant to which employment tax is payable currently), the Corporation and/or the Affiliate may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an Award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Corporation to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section by electing to have the Corporation withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a fair market value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules); provided, however, that no shares may be withheld if and to the extent that such withholding would result in the recognition of additional accounting expense by the Corporation.

12. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may have an adverse effect on a holder’s rights under an outstanding Award without the holder’s written consent. Any amendment that would increase the aggregate number of shares of Common Stock issuable under the Plan or the maximum number of shares with respect to which options, SARs or other Awards may be granted to any employee in any calendar year, or that would modify the class of persons eligible to receive Awards shall be subject to the approval of the Corporation’s stockholders. The Committee may amend the terms of any Grant Agreement or Award made hereunder at any time and from time to time, provided, however, that any amendment which would have an adverse effect on a holder’s rights under an outstanding Award may not be made without the holder’s written consent.

13. General Provisions.

(a) Shares Issued Under Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Corporation in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan.

(b) Compliance with Law. The Corporation shall not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

(c) Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Corporation may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Corporation may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d) No Employment or other Rights. Nothing contained in the Plan or in any Grant Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other service with the Corporation or an Affiliate or interfere in any way with the right of the Corporation and its Affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other service.

(e) Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

(f) Nonexclusivity of the Plan. No provision of the Plan, and neither its adoption by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and Awards which do not qualify as “performance-based compensation” under Section 162(m) of the Code.

14. Governing Law. All rights and obligations under the Plan and each Grant Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

15. Term of the Plan. The Plan shall become effective on the date it is approved by the Corporation’s stockholders (the “Effective Date”). Unless sooner terminated by the Board, the Plan shall terminate on tenth anniversary of the Effective Date. The rights of any person with respect to an Award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan, as each is then in effect or is thereafter amended.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY RTI BIOLOGICS, INC.
				For	With- hold

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 2010		(1)	ELECTION OF CLASS III DIRECTORS Brian K. Hutchison Julianne M. Bowler Roy D. Crowninshield	☐	☐

The undersigned, a stockholder of RTI Biologics, Inc. (the “Corporation”), hereby constitutes and appoints Brian K. Hutchison and Thomas F. Rose and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 20, 2010, and at any and all adjournments or postponements thereof, as follows:

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Withhold” and write that nominee’s name in the space provided below.
				For	Against	Abstain
		(2)	PROPOSAL TO APPROVE THE RTI BIOLOGICS, INC. 2010 EQUITY INCENTIVE PLAN	☐	☐	☐

		(3)	In their discretion, upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1 and 2 above. IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTORS AND FOR PROPOSAL 2.

Any and all proxies heretofore given by the undersigned are hereby revoked.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

RTI BIOLOGICS, INC.

Please sign exactly as your name(s) appear hereon. If shares are held by two or more persons each should sign. Trustees, executors and other fiduciaries should indicate their capacity. Shares held by corporations, partnerships, associations, etc. should be signed by an authorized person, giving full title or authority.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting of Stockholders and Proxy Statement, this Proxy Card, along with our Annual Report on Form 10-K and the 2009 Annual Report to Stockholders, are available free of charge at the following website: www.rtiproxy.com.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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